   As filed with the Securities and Exchange Commission on November ___, 1998

                                                      Registration No. 333-44189
--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 2 TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.
                        (Name of issuer in its charter)

          TEXAS                                            6153                                               75-2740548
    (State or jurisdiction of                      (Primary Industrial                                  (I.R.S. Employer
incorporation or organization)                   Classification Code No.)                             Identification No.)


                        1120 N.W. 63rd                                                Amy Waters
                          Suite G-108                                        200 South Rogers, Suite 300A
                  Oklahoma City, Oklahoma 73116                                 Waxahachie, Texas 75165
                         (405) 843-3135                                              (972) 938-9090
          (Address, including the zip code & telephone                     (Name, address, including zip code
                   number, including area code of                        and telephone number, including area code
              Registrant's principal executive office)                           of agent for service)

                         _____________________________
                                    Copy to:
                                   Amy Waters
                                Attorney at Law
                                200 South Rogers
                                   Suite 300A
                            Waxahachie, Texas 75165
                                 (972) 938-9090
                         _____________________________

  Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------

   Title of Each                     Amount               Proposed Maximum             Proposed               Amount of
Class of Securities                   to be                Offering Price         Maximum Aggregate          Registration
 to be Registered                  Registered                Per Unit               Offering Price               Fee
------------------------------------------------------------------------------------------------------------------------------
Callable Asset-Backed               $40,000,000               100%                   $40,000,000               $11,800.00
Promissory Notes Due
December 31, 2000,
December 31, 2001,
December 31, 2002,
December 31, 2003,
December 31, 2004,
December 31, 2005,
December 31, 2006, and
December 31, 2007
------------------------------------------------------------------------------------------------------------------------------



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.

                             Cross-Reference Sheet
                     showing location in the Prospectus of
                   information required by items of Form S-1

Form S-1 Number and Caption                                                  Location in Prospectus
---------------------------                                                  ----------------------
1.       Front of Registration Statement and
         Outside Front Cover of Prospectus                                   Outside Front Cover Page;
                                                                             Front Page of Prospectus
2.       Inside Front and Outside Back Cover                                 Inside Front Cover Page; Outside
         Pages of Prospectus                                                 Back Cover Page
3.       Summary Information and Risk Factors                                Prospectus Summary; Risk Factors;
                                                                             The Company
4.       Use of Proceeds                                                     Use of Proceeds
5.       Determination of Offering Price                                     *
6.       Dilution                                                            *
7.       Selling Security-Holders                                            *
8.       Plan of Distribution                                                Plan of Distribution
9.       Description of Securities                                                   Description of the Notes
10.      Interest of Named Experts and Counsel                               Experts; Legal Matters
11.      Information with Respect to the
         Registrant
         (a)     Description of Business                                     The Company; Purchase and
                                                                             Collection of Contracts
         (b)     Description of Property                                     *
         (c)     Legal Proceedings                                           *
         (d)     Stockholder Matters                                         *
         (e)     Financial Statements                                        Financial Statements
         (f)     Selected Financial Data                                     *
         (g)     Supplementary Financial Date                                *
         (h)     Management's Discussion and Analysis                        Management's Discussion and
                 of Financial Condition and Results of Operations            Analysis of Financial Condition
         (i)     Changes in and Disagreements with Accountants               *
         (j)     Market Risk Disclosures                                     *
         (k)     Directors and Executive Officers                            The Company; Management
         (l)     Executive Compensation                                      Allowed Expenses and Flow of
                                                                             Contract Proceeds
         (m)     Security Ownership of Certain Beneficial                    Security Ownership of
                 Owners and Management                                       Beneficial Owners and
                                                                             Management
         (n)     Certain Relationships and Related
                 Transactions                                                Management
12.      Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities                      *

----------------------------------

(*)      None or Not Applicable

$40,000,000 (Maximum)                                         $100,000 (Minimum)
                    U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.

                    CALLABLE ASSET-BACKED PROMISSORY NOTES



Initial Interest Rate          Class                     Maturity Date
--------------------------------------------------------------------------------
        7.75%                   A-1                      December 31, 2000
        8.75                    A-2                      December 31, 2001
        9.50                    A-3                      December 31, 2002
       10.00                    A-4                      December 31, 2003
       10.40                    A-5                      December 31, 2004
       10.80                    A-6                      December 31, 2005
       11.00                    A-7                      December 31, 2006
       11.00                    A-8                      December 31, 2007



         U.S. Automobile Acceptance SNP-IV, Inc., a newly organized Texas corporation (the "Company), is hereby offering up to $40,000,000 in principal amount of its Callable Asset-Backed Promissory Notes (the "Notes"). The Notes bear interest at an initial annual rate ranging from 7.75% to 11%, paid monthly (the "Interest"). The Interest rates and amounts available for each class of Notes will be established by the Company from time to time based on market conditions and the Company's financial requirements. Once determined, the rate of Interest payable on a Note will remain fixed for the term of that Note. Notes may be purchased in multiples of $1,000, subject to a minimum purchase requirement of $5,000. Purchasers of multiple classes of Notes shall be subject to a minimum purchase requirement of $2,000 for each class purchased.


         The Notes are secured by (i) retail installment finance contracts secured by used automobiles and light trucks (the "Contracts") to be purchased by the Company, and (ii) certain other collateral described herein. The Contracts will be purchased from automobile dealerships, automobile sale divisions of national rental car companies and finance companies (the "Sellers"), often at a discount, using (a) the net proceeds from the sale of the Notes offered hereby, and (b) the net collection proceeds from previously purchased Contracts. The Company has contracted with U.S. Automobile Acceptance Corporation ("USAAC" or the "Servicer"), to provide purchasing and collecting services. USAAC is an affiliate of the Company.

                                                           (Continued at page 2)

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK, INCLUDING RISKS OF DEFAULT ON THE CONTRACTS. SEE "RISK FACTORS" AT PAGE 8. DEBT SECURITIES OFFERED WITH HIGH INTEREST OR YIELD GENERALLY INVOLVE MORE RISK THAN MANY OTHER MEDIUM TERM DEBT INSTRUMENTS WITH LOWER INTEREST OR YIELD. NO PROVISION HAS BEEN MADE BY THE COMPANY TO ESTABLISH A SINKING FUND TO PAY THE INTEREST ON THE NOTES OR TO REPAY THE PRINCIPAL.


         PROCEEDS OF THE CONTRACTS AND PROCEEDS FROM ANY ADDITIONAL SELLER RECOURSE OR CREDIT SUPPORT AGREEMENTS WILL BE THE SOLE SOURCE OF PAYMENTS ON THE NOTES. THE NOTES DO NOT REPRESENT AN OBLIGATION OF U.S. AUTOMOBILE ACCEPTANCE CORPORATION, THE TRUSTEE, OR ANY OF THEIR AFFILIATES.

         THERE CAN BE NO ASSURANCES THAT THE SAME QUALITY OF CONTRACTS WILL BE AVAILABLE THROUGHOUT THE TERM OF THE NOTES. LOWER QUALITY CONTRACTS WILL RESULT IN HIGHER DELINQUENCIES, INCREASED CHARGE-OFFS, HIGHER REPOSSESSION RATES AND LOSSES, AND HIGHER GENERAL AND ADMINISTRATIVE EXPENSES.


         DELINQUENCY AND REPOSSESSION RATES FOR THE CLASS OF RETAIL INSTALLMENT SALES CONTRACTS COMPRISED OF USED MOTOR VEHICLES ARE EXPECTED TO BE HIGHER THAN FOR CONTRACTS RESULTING FROM THE SALE OF NEW VEHICLES. OBLIGORS UNDER THE CONTRACTS ARE ANTICIPATED TO BE NON-PRIME CREDITS.

         NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOR THESE SECURITIES. INVESTORS SHOULD EXPECT TO RETAIN OWNERSHIP OF THE NOTES AND BEAR THE ECONOMIC RISKS OF THEIR INVESTMENT FOR THE ENTIRE TERM OF THE NOTES.

-------------------------------------------------------------------------------------------------------------------------
                                  Price to                          Broker's Commission               Proceeds to
                                    Public                          and Expenses (1)(3)               Company(2)(3)
-------------------------------------------------------------------------------------------------------------------------
Per Note                              100%                                      7%                              93%
Total Minimum                 $    100,000                             $     7,000                    $      93,000
Total Maximum                 $ 40,000,000                             $ 2,800,000                    $  37,200,000
-------------------------------------------------------------------------------------------------------------------------

(1)      Payable by the Company to participating licensed broker-dealers.

(2) Before deduction of a 5% fee payable by the Company to USAAC as reimbursement of registration, legal, accounting, printing, trustee, marketing and other out-of-pocket fees and expenses and allocated general administrative and overhead expenses relating to the Offering and the organization of the Company borne by USAAC and for services provided by USAAC in connection with the Offering and organization of the Company. A portion of such fee (up to 1% of the Offering price) may be paid to licensed broker-dealers as a non- accountable expense allowance, and a portion of such fee (up to 0.5% of the Offering price) may be paid for due diligence and expenses. See "Use of Proceeds" for an estimated breakdown of these expenses.

(3) Broker-dealer commissions will range from 3-7%. Minimum proceeds to the Company has been calculated assuming the maximum commission is paid.

                   This Prospectus is dated            , 1998

         The Company's business is the purchase and collection of the Contracts, and the Company's only significant assets will be the Contracts.
The purchasers of the Notes (the "Noteholders") must look to the Contracts and related motor vehicle collateral as the primary source of payment on the Notes, as the Company has no other significant assets. See "Risk Factors." In many instances the Sellers will provide the Company some form of recourse, which will provide additional collateral support for the Notes.


         The Offering will terminate on November 30, 2000, unless sooner terminated by the Company for certain reasons. See "Plan of Distribution."


         The Notes are being sold on a "best efforts" basis on behalf of the Company by licensed soliciting broker- dealers that are members of the National Association of Securities Dealers, Inc., who have been or may hereafter be engaged by the Company. The Notes may also be offered and sold by employees of the Company. Investor funds will be held in an escrow account at BancFirst, Oklahoma City, Oklahoma, until a minimum of $100,000 in principal amount of the Notes (the "Minimum Subscription Amount") are sold. In the event the Minimum Subscription Amount is not subscribed within ninety (90) days after the date the Offering is declared effective by the Securities and Exchange Commission (the "Escrow Termination Date"), the Offering will be terminated and the escrowed funds will be promptly returned to the investors by the escrow agent. In such event no expenses will be deducted from the escrowed funds, and no interest will be paid on such funds. When the Minimum Subscription Amount has been raised, the escrowed funds will be released to the Company. Any subsequent sales proceeds from the Notes will be immediately available for use by the Company. The Company reserves the right to reject any subscription in whole or in part.

                             AVAILABLE INFORMATION

         The Company has filed a Registration Statement on Form S-1 (together with all exhibits and schedules thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to the registration of the Notes offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D. C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. The Company is not currently subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

                             REPORTS TO NOTEHOLDERS

         The Company will furnish to the Noteholders annual reports of the Company containing audited financial statements. The Company will also furnish to the Noteholders quarterly reports containing unaudited summary financial statements of the Company and other summary information regarding the Contracts, including the information required to be included in Form 10-Q. An IRS Form 1099 will be mailed to each Noteholder by January 31 of each year.

                           AUTHORIZED REPRESENTATIONS

         No person is authorized to give any information on or to make any representations about the Company, the Notes or any other matter referred to herein, other than the information and representations contained in this Prospectus and any supplements or amendments thereto. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or the solicitation of any offer to buy, the securities offered hereby in any state in which, or to any person to whom, such an offer would be unlawful.

                         MINIMUM SUITABILITY STANDARDS

         THIS OFFERING IS OPEN ONLY TO INVESTORS WHICH MEET THE COMPANY'S MINIMUM UNIFORM SUITABILITY STANDARD OR THE APPLICABLE STATE SUITABILITY STANDARD, WHICHEVER IS MORE STRINGENT. IN ORDER TO MEET THE COMPANY'S MINIMUM UNIFORM SUITABILITY STANDARD, A POTENTIAL INVESTOR MUST (I) HAVE A GROSS ANNUAL INCOME OF AT LEAST $25,000 AND A NET WORTH (EXCLUSIVE OF PERSONAL RESIDENCE, FURNISHINGS AND AUTOMOBILES) OF AT LEAST $25,000, OR (II) HAVE A NET WORTH (EXCLUSIVE OF PERSONAL RESIDENCE, FURNISHINGS AND AUTOMOBILES) OF AT LEAST $40,000, WITHOUT REFERENCE TO INCOME. IN ADDITION, THE INVESTOR'S INVESTMENT MAY NOT EXCEED TEN PERCENT (10%) OF THE INVESTOR'S NET WORTH (EXCLUSIVE OF PERSONAL RESIDENCE, FURNISHINGS AND AUTOMOBILES). EACH INVESTOR (OR HIS OR HER REGISTERED REPRESENTATIVE) WILL BE REQUIRED TO REPRESENT, IN WRITING, THAT THE INVESTOR SATISFIES THE APPLICABLE STANDARDS.

         IOWA INVESTORS: ALL IOWA INVESTORS MUST MEET THE FOLLOWING MINIMUM SUITABILITY STANDARDS: (I) $40,000 NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS, AND PERSONAL AUTOMOBILES) AND $40,000 GROSS ANNUAL INCOME, OR (II) $125,000 NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS, AND PERSONAL AUTOMOBILES).



             (The remainder of this page left intentionally blank)

                                    SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus.

OVERVIEW Using the net proceeds of this Offering (the "Offering"), the Company will purchase from automobile dealers, automobile sale divisions of national rental car companies, and finance companies (the "Sellers") retail installment finance contracts secured by used automobiles and light trucks (the "Contracts"). The Contracts will generally be purchased at discounts ranging from 0% to 25% below the total future net principal balance owed on such Contracts. The purchase discount will vary depending on the credit worthiness of the borrower, the age and mileage of the vehicle financed, and the availability and financial strength added by additional recourse or credit support agreements provided by the Seller. These credit support agreements, when obtained, will be in the form of repurchase agreements, limited guaranty agreements, cash hold-back arrangements, or contract replacement guarantees.

                          The Company has contracted with U.S. Automobile Acceptance Corporation, an affiliate of the Company ("USAAC"), to provide ongoing servicing of the Contracts purchased, including accounting, administration and collections of payments due under the Contracts. In addition, USAAC will oversee enforcement and administration of recourse agreements, and oversee the repossession and sale of vehicles securing any Contract in default.

                          The Company and USAAC may, in some instances, subcontract servicing, collection and repossession functions to third parties. The subcontractors that will provide subcontract services have substantial prior experience providing servicing, collection and repossession functions for their own account and/or on behalf of other automobile finance companies. Compensation to third parties for providing Contract services, if any, will be paid by USAAC out of its fees. See "Purchase and Collection of Contracts."


                          All proceeds from the collection of the Contracts are deposited in a master collection bank account (the "Master Collections Account"). Collections on the Contracts are used to pay Interest on the Notes and "Allowed Expenses," which generally include Contract acquisition fees, Contract servicing and administration, trustee fees, bank charges, legal and accounting fees, taxes, repossession costs, repair and liquidation expenses, insurance premiums, vehicle warranty service contract charges, cost of enforcement of recourse agreements, salaries and other general and administrative expenses. The general and administrative expenses to be incurred by the Company are expenses that will be incurred in connection with the purchasing, collection and servicing of motor vehicle installment contracts (the "Contracts"). The Company will use cash proceeds available from Contract collections, less Allowed Expenses, to purchase additional Contracts, often at a discount. See "Security for the Notes - The Contract Proceeds, Master Cash Accounts" and "Allowed Expenses and Flow of Contract Proceeds."

                          The Notes provide for monthly payments of Interest at an initial annual rate ranging from 7.75% to 11.0%. All unpaid principal and accrued Interest are payable at each respective class maturity date (the "Maturity Date"). Investors in this Offering will receive an IRS Form 1099 following the end of each calendar year. See "Description of the Notes - Payments of Principal and Interest."

CLASSES OF NOTES;
MATURITY Callable Asset-Backed Promissory Notes (the "Notes") issued to each Noteholder. Eight classes of Notes will be issued pursuant to the Indenture of Trust between the Company and Sterling Trust Company, as Trustee (see "Indenture of Trust"): Class A-1 Notes, due December 31, 2000, will bear interest at an initial rate of 7.75%; Class A-2 Notes, due December 31, 2001, will bear interest at an initial rate of 8.75%; Class A-3 Notes, due December 31, 2002, will bear interest at an initial rate of 9.5%; Class A-4 Notes, due

                          December 31, 2003, will bear interest at an initial rate of 10%; Class A-5 Notes, due December 31, 2004, will bear interest at an initial rate of 10.4%; Class A-6 Notes, due December 31, 2005, will bear interest at an initial rate of 10.8%; Class A-7 Notes, due December 31, 2006, will bear interest at an initial rate of 11.0%; and Class A-8 Notes, due December 31, 2007, will bear interest at an initial rate of 11.0%.


INDENTURE OF TRUST        An Indenture of Trust will be entered into between
                          the Company and the Trustee, for the benefit of Noteholders. The Trustee will accept title to the Security Agreement on behalf of Noteholders. The duties of the Trustee are to hold the Security
                          Agreement, to perform certain obligations in the event of a default in the payment of the principal and Interest on the Notes, and to execute and deliver to the Company partial or full satisfaction of the Security Agreement upon partial or full repayment of the Notes. The form of Indenture of Trust is Exhibit
                          B to the Prospectus. See "Indenture Provisions" for a summary of the Indenture of Trust agreement.

THE TRUSTEE               Sterling Trust Company will be the Trustee under the
                          Indenture for the Notes. The Company is obligated to pay the fees and expenses of the Trustee relating to the Notes. To secure the Company's payment of such fees and expenses, the Trustee has a lien prior to the Notes on the Trust Estate.

THE COMPANY               U.S. Automobile Acceptance SNP-IV, Inc. (the
                          "Company") is a newly organized Texas corporation.
                          The Company has been formed for the purpose of purchasing, collecting and servicing motor vehicle retail installment contracts (the "Contracts"). It does not have, and does not expect to have in the future, any significant assets other than the Contracts and proceeds thereof that secure the Notes.
                          The Notes are secured by the Contracts and the related motor vehicle collateral, and in many instances by additional recourse agreements from Sellers. The
                          Company was incorporated under the laws of the State of Texas on January 2, 1998. The Company's principal executive offices are located at 1120 N.W. 63rd, Suite
                          G-108, Oklahoma City, Oklahoma 73116 and its telephone number is (405) 843-3135. See "The Company."

OFFERING AMOUNT           Up to a maximum amount of $40,000,000 in principal
                          amount of the Notes. Investor funds will be held in escrow until subscriptions for a minimum amount of $100,000 in principal amount of the Notes (the
                          "Minimum Subscription Amount") has been received.  See
                          "Plan of Distribution" hereafter in this Summary for additional information concerning the escrow.

INTEREST PAYMENTS
TO NOTEHOLDERS            The Interest rates payable on the Notes offered
                          hereby will be established by the Company from time to time based on market conditions and the Company's financial requirements. The Company will constantly re-evaluate its Interest rates based on such analysis. Once determined, the rate of Interest payable on a Note will remain fixed for the term of the Note. The Company reserves the right to vary from time to time, in its discretion, the Interest rates it offers on the Notes based on numerous factors including, but not limited to, the desire to attract new investors, or receipts of Notes in excess of current or projected financial requirements.


                          The initial Interest rates will range from 7.75% to 11.0% per annum on the outstanding principal balance of each Note. Interest is payable on the fifteenth
                          (l5th) day of each month beginning with the first full calendar month following the issuance of such Note and upon maturity (the "Payment Dates"). The record date for each payment of Interest on the Notes is the close of business on the first day of the month of the Payment Date for that payment. See "Description of the Notes -Payments of Principal and Interest."

EFFECTIVE YIELD           Although the initial stated Interest rate on the
                          Notes is 7.75% to 11.0% per annum, the effective
                          Interest rate will be 7.747% to 10.996%, because each payment of Interest will be paid 15 days after the month over which it accrued.

PRINCIPAL PAYMENTS
TO NOTEHOLDERS            No principal payments will be required to be made on
                          the Notes until Maturity, except that in the event the Company has been unable to invest the net proceeds from the sale of the Notes in suitable Contracts for a period of one hundred eighty (180) days following the termination date of the Offering, the uninvested net proceeds at such date will be utilized for a mandatory partial redemption of the Notes within forty-five (45) days following such date. In addition, principal payments may be made in connection with an early redemption and orderly liquidation. See "Description of the Notes - Payments of Principal and Interest,"
                          "- Redemption," and " - Early Redemption and Orderly
                          Liquidation."


SECURITY FOR THE
NOTES THE CONTRACTS. The Notes will be secured by specified motor vehicle retail installment sales contracts (the "Contracts") and the proceeds thereof. These Contracts will be secured by liens on used automobiles and light trucks (the "Financed Vehicles") and will be purchased by the Company from automobile dealerships, automobile sale divisions of national rental car companies, and finance companies (the "Sellers"), often at a discount, using (i) the net proceeds from the sale of Notes, and (ii) any remaining net collection proceeds from previously purchased Contracts after deduction for payments of Interest and Allowed Expenses. In addition, the Sellers will often provide some form of recourse agreements, which will provide additional collateral support for the Notes. The Company presently intends to utilize employees, independent commission agents and USAAC to assist in locating eligible Contracts. Commissions or Contract note purchase fees paid to independent agents will be negotiated, with a normal fee being approximately 1-3% of the outstanding principal balance of the Contracts acquired. The Company has no arrangements or agreements with any Sellers at this time with respect to the purchase of Contracts. See "Security for the Notes."

                          THE CONTRACT PROCEEDS. The proceeds from the Contracts also will constitute security for the Notes under the Indenture. All proceeds from the Contracts will be deposited to a master collection account maintained by the Company (the "Master Collection Account"). The amounts in the Master Collection Account attributable to the Contracts will be directly transferred to an operating account maintained by the Company (the "Master Operating Account"). The Company will have the right to cause that portion of the funds contained in the Master Operating Account which is attributable to the Contracts to be withdrawn or applied for the following purposes: (1) to the Note Redemption Fund for the payment of any Interest due on the outstanding Notes on each Payment Date, (2) to any amounts due the Trustee for its fees and expenses;
                          (3) to the payment of any other Allowed Expenses of the Company; and (4) to the purchase of additional eligible Contracts. The Trustee will be provided regular reports by which the use of such funds may be monitored. See "Security for the Notes - The
                          Contract Proceeds, Master Cash Accounts."

                          THE SERVICING AGREEMENT. The Company has granted a security interest to the Trustee in all of its rights under the Servicing Agreement. See "Security for the Notes - The Servicing Agreement."

PURCHASE OF
THE CONTRACTS             The Company will purchase Contracts using (i) the
                          net proceeds from the sale of Notes, and (ii) any remaining net collection proceeds from previously purchased Contracts, after deduction for payments of Interest and Allowed Expenses. In connection with such purchases, the Contracts will satisfy certain purchasing criteria. Obligors under the Contracts are anticipated to be non-prime credit individuals and will be somewhat less credit-worthy than prime credit purchasers of automobiles. See "Purchase and Collection of Contracts."

REDEMPTION OF
NOTES The Company may, at any time, elect to redeem the Notes in whole or in part. A partial redemption from time to time would reduce the average life of the Notes, and thereby reduce the overall return, but not the annual rate of return, to the Noteholders. In the event that prior to one hundred eighty (180) days following the termination date of the Offering the Company has been unable to invest the net proceeds from the sale of the Notes in suitable Contracts, the uninvested net proceeds at such date will be utilized for a mandatory partial redemption of the Notes within forty-five (45) days following such date. In addition, Notes may be redeemed in the event the Company is unable to purchase suitable Contracts throughout the term of the Notes.


EARLY REDEMPTION AND
ORDERLY LIQUIDATION       If the Company, at its sole discretion, determines,
                          during the term of the Notes, that there will be insufficient assets to fully repay the Notes at Maturity because of sustained operating losses, excessive credit losses or repossessions, or because the Company is unable to purchase suitable Contracts throughout the term of the Notes for the business of the Company to be profitable, the Company may proceed with an orderly liquidation and early redemption of the Notes. In such an event, the Company shall give notice to the Trustee of its intent to orderly liquidate the Company's assets, and all net collection proceeds from the Contracts following the deduction of Allowed Expenses will be required to be deposited in the Note Redemption Account for payment of the Notes.
                          The Company will immediately begin to take action to cause the Contracts to be fully collected and/or sold for cash within a period of one year from the date of the orderly liquidation notice. The Paying Agent will continue to make monthly cash distributions to Noteholders until all assets of the Company have been distributed to the Noteholders. Such cash distributions will be distributed pro rata to each Noteholder based on the outstanding unpaid principal balance of each Note as of the date of the orderly liquidation notice. Any losses incurred will be similarly allocated pro rata to all outstanding
                          Noteholders.


SERVICING                 The Servicer will be U.S. Automobile Acceptance
                          Corporation ("USAAC"), an affiliate of the Company, whose principal offices are located at 1120 N.W. 63rd, Suite G-108, Oklahoma City, Oklahoma 73116. USAAC is to provide services for the administration and collecting of the Contracts on behalf of the Company.
                          USAAC has limited operating history, and its management has limited experience in the servicing and collection of consumer contracts, including those secured by automobiles. USAAC may subcontract with third parties to provide certain of these services.
                          USAAC will be paid $21.50 per month per Contract for servicing and collecting the Contracts.

TAX STATUS                The Notes will be taxable obligations under the
                          Internal Revenue Code of 1986, as amended, and Interest paid or accrued will be taxable to non-exempt holders of the Notes. See "Federal Income Tax
                          Consequences."

USE OF PROCEEDS           The Company intends to use no less than 88% of the
                          net proceeds from the sale of the Notes for the purchase of Contracts and no more than 12% of such proceeds to pay commissions, fees and expenses as stated in this Prospectus. See "Use of Proceeds."

DENOMINATIONS             The Notes will be issued in fully registered form in
                          denominations of $1,000 and integral multiples thereof.

NO RATING                 The Company has not sought, does not intend to seek,
                          and is not required by the Indenture or any other document, to obtain a rating of the Notes by a rating agency.

RISK FACTORS              An investment in the Notes entails risks, including
                          the risk of default on the Contracts.  See "Risk
                          Factors."

PLAN OF
DISTRIBUTION              The Notes will be offered and sold on a "best
                          efforts" basis on behalf of the Company by licensed soliciting broker-dealers that are members of the National Association of

                          Securities Dealers, Inc., and are qualified to offer and sell the Notes in a particular state, who have been or may hereafter be engaged by the Company. The Notes may also be offered and sold by employees of the Company. Investor funds will be held in a subscription escrow account until the minimum of $100,000 in principal amount of the Notes (the "Minimum Subscription Amount") are sold. If the Minimum Subscription Amount is not subscribed within ninety (90) days after the date the Offering is declared effective by the Securities and Exchange Commission (the "Escrow Termination Date"), the Offering will be terminated, and the escrowed funds will be promptly returned to the subscribing investors by the escrow agent. No interest will be paid to investors on escrowed funds. Upon receipt of the Minimum Subscription Amount, the escrowed funds will be released to the Company. See "Plan of Distribution."

                                  RISK FACTORS

         An investment in the Notes entails risks. In considering a purchase of these securities, prospective investors should carefully consider the risks involved.

LIMITED ASSETS AND OPERATING HISTORY

         The Company has no prior operating history and does not have, and is not expected to have, any significant assets other than the Contracts and the proceeds thereof that secure the Notes. While the Notes remain outstanding, the Company will not engage in any business other than the purchase, collection and servicing of the Contracts (including repossession and resale of the vehicle collateral). USAAC, with whom the Company has contracted for the purchasing and servicing of the Contracts on the Company's behalf, began operations in 1995 and has limited operating history.

POSSIBLE LACK OF AVAILABILITY OF CONTRACTS


         The success of the Company, in large part, depends on its ability to keep its assets continuously invested in Contracts. There can be no assurances that the Company will be able to keep its assets so invested, which may result in lower rates of return. In addition, there can be no assurances that the same quality of Contracts will be available for purchase with the net collection proceeds of the original Contracts purchased. Lower quality Contracts will result in higher delinquencies, increased charge-offs, higher repossession rates and losses, and higher general and administrative expenses.


EARLY REDEMPTION OF NOTES

         The Company may, at any time, elect to redeem the Notes in whole or in part. A partial redemption from time to time would reduce the average life of the Notes, and thereby reduce the overall return, but not the annual rate of return, to the Noteholders. In the event that the Company has been unable to invest the total net proceeds from the sale of the Notes in suitable Contracts prior to one hundred eighty (180) days following the termination date of the Offering, the uninvested net proceeds at such date will be utilized for a mandatory partial redemption of the Notes within forty-five (45) days following such date. In addition, Notes may be redeemed in the event the Company is unable to purchase suitable Contracts throughout the term of the Notes. In such a case, Notes will be redeemed on a random basis, by lot.


LONGER TERM NOTES MAY INVOLVE GREATER RISK

         If the financial position of the Company should deteriorate during the term of the Notes after Notes with earlier redemption dates have been repaid, there may be insufficient funds available to repay the remaining outstanding Notes. Holders of Notes with earlier maturity dates may therefore receive disproportionate payments, and holders of Notes with later maturity dates may incur losses.


NO SINKING FUND

         No provision has been made by the Company to establish a sinking fund, that is, a segregated fund with annually scheduled payments, in order to pay the Interest or principal on the Notes. There can be no assurance that sufficient funds will be available to make the Interest payments when due or to repay the principal amount of the Notes at maturity.

CONFLICTS OF INTEREST

         USAAC, which provides purchasing and collection services to the Company, also provides similar services to U.S. Automobile Acceptance SNP-III, Inc. ("SNP-III"), a limited purpose corporation engaged in the same business as the Company which began operations in February 1997, and U.S. Automobile Acceptance 1995-I, Inc. ("USAA 1995-I"), a limited purpose corporation engaged in the same business as the Company which began operation in October 1995. Consequently, there will be conflicts of interest with respect to allocation of management time, services, overhead expenses and functions. Management anticipates that it will devote approximately 50% of its time initially to the business of the Company. After the initial purchase of Contracts, management anticipates spending approximately 25% of its time on the Company's business. If necessary, additional staff will be employed to take care of the business of the Company. Expenses will be apportioned on a pro rata basis. However, there can be no assurance that any particular conflict may not be resolved in a manner that adversely affects Noteholders. Management will have conflicts of interest with respect to the choice of Contracts purchased by the Company or by parties other than the Company. In addition, this Note Offering is one of which management believes will be a series of future note or other securities offerings of similar limited purpose corporations, trusts or other entities under the common control of Company management. Accordingly, management expects there will be additional conflicts of interest in the future. Although management of the Company, USAA 1995-I, and SNP-III have established a policy for apportioning business opportunities among affiliates on a pro rata basis, the risk exists that an entity other than the Company will receive more favorable treatment with respect to business opportunities, including the purchase of Contracts. If an insufficient supply of eligible Contracts is available for purchase, there can be no assurances that the Company will be able to keep its assets so invested, which may result in lower rates of return to the investors, and/or early redemption of the Notes. See "Purchase and Collection of Contracts - Allocation of Available Contracts."

         The Company has contracted with USAAC, an affiliate, to act as Servicer of the Contracts to be purchased. The Company did not seek competitive bids before contracting with USAAC, and amounts to be paid to USAAC have not been determined by arms-length negotiation. There can be no assurance that any of these conflicts will be resolved in a manner that will not adversely affect Noteholders.

RELIANCE ON MANAGEMENT

         The Company's day-to-day affairs, including but not limited to evaluating the Contracts, determining which Contracts are to be purchased, effecting Contract purchases, and overseeing the servicing of the Contracts, will be administered entirely through, and decisions with respect thereto will be made exclusively by, management of the Company and USAAC. The sole officer and director of the Company is Michael R. Marshall. The success of the Company, therefore, will depend on the quality of the services provided by Mr. Marshall and persons under the control of Mr. Marshall. See "Management."

RELIANCE ON LOCAL ECONOMY DUE TO GEOGRAPHIC CONCENTRATION OF CONTRACTS

         The Company anticipates that most Contracts that will be purchased will originate in the States of Oklahoma and Texas. This practice may subject the Company to the risk that a downturn in the economy in such region of the country would more greatly affect the Company than if its business were more geographically diversified. See "The Company - Business of the Company."

PROBLEMS WITH COLLECTIONS AND REPOSSESSIONS; POSSIBILITY OF POOR PERFORMANCE OF CONTRACTS

         The Contracts represent the financing of the sale of used motor vehicles. The delinquency and repossession rates for this class of retail installment sales contracts are expected to be higher than for contracts resulting from the sale of new vehicles.

         Based upon management's previous experience and preliminary negotiations for the purchase of Contracts, the Company believes that Contracts bearing interest at close to legal rate ceilings in a number of states where Contracts will be acquired will be available at discounts during the life of the Notes. Accordingly, the Company expects to meet its obligations on the Notes by generally purchasing Contracts at a range of 75% - 100% of the remaining principal balance of the Contracts, bearing interest at rates higher than the Notes. The collection proceeds of such Contracts will be the source for payment of the Notes, as the total future installments required to be paid under such Contracts would be substantially greater than the payments on the Notes.

         The Company believes that the aggregate dollar amount of the Contracts securing the Notes will increase until the Maturity Date. As a result of the reinvestment by the Company of the net collection proceeds from existing Contracts, after deduction for Interest and Allowed Expenses, and the purchase of additional Contracts, the Company believes that the ratio of the aggregate principal of the outstanding Notes to the total unpaid installments of the Contracts securing the Notes will continue to increase.

         As a consequence of the foregoing, the Company believes that prior to maturity the Notes will be secured by Contracts whose aggregate value exceeds the principal amount of the Notes and that the net collection proceeds from the Contracts, after deduction of Allowed Expenses, will be sufficient to make the required payments on the Notes. Nevertheless, the actual collection rates for the Company's Contracts are impossible to predict precisely. Substantial adverse changes in collectability rates caused by changes in economic conditions or other factors could adversely affect the Company's ability to collect on the Contracts. If the Contracts do not collectively perform as expected by the Company, the Company's ability to make the required payments on the Notes could also be adversely affected. If Contract Obligors fail in sufficient quantities to make payments on their respective Contracts and the Company is unable to sufficiently enforce recourse agreements or resell Financed Vehicles for enough to cover the outstanding balances on such Contracts, the Company might become unable to pay the Notes in full.

LACK OF MARKET FOR NOTES

         No public market presently exits for the Notes. Although certain broker-dealers may determine to make a market in the Notes, there can be no assurance that a secondary market will develop, or that if one develops it will continue for the life of the Notes. Noteholders have no right to require redemption of the Notes and may not be able to liquidate their investment in the Notes in the event of an emergency or for any other reason, and the Notes may not be readily accepted as collateral for loans. Accordingly, investors should anticipate holding the Notes until maturity. The Notes should be purchased only by persons who have no need for liquidity in their investment.

DELAYS IN CONTRACT PURCHASES COULD ADVERSELY AFFECT BUSINESS OF COMPANY

         To maximize its investment yields, the Company expects to purchase Contracts using the net proceeds from the sale of Notes without significant delay after the receipt of such proceeds. If unforeseen delays occur, the Company's overall profitability and ability to repay the Notes could be adversely affected because the yields of the short-term investment alternatives for such funds, i.e., rates in the interim, are expected to be much less than the yields anticipated to be received by the Company from the Contracts. The Company may only invest such funds in bank accounts, bank money-market accounts, short-term certificates of deposit issued by a bank, or short-term securities issued or guaranteed by the U.S. Government.

CERTAIN LEGAL MATTERS RELATING TO THE CONTRACTS

         PRIORITY LIENS IN FINANCED VEHICLES. Statutory liens for repairs or unpaid taxes may have priority even over a perfected security interest in the Financed Vehicles, and certain state and federal laws permit the confiscation of motor vehicles used in unlawful activity which may result in the loss of a secured party's perfected security interest in a confiscated motor vehicle. Liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise or occur at any time during the term of a Contract. No notice may necessarily be given to the Company or USAAC in the event such a lien arises or confiscation occurs.

         BANKRUPTCIES AND DEFICIENCY JUDGMENTS. Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of USAAC or the Company to repossess and resell Financed Vehicles or enforce a deficiency judgment. In addition, the Company may determine in its discretion that a deficiency judgment is not an appropriate or economically viable remedy, or may settle at a significant discount any deficiency judgment that it does obtain. In the event that deficiency judgments are not obtained, are not satisfied, are satisfied at a discount or are discharged in whole or in part in bankruptcy proceedings, the loss will reduce the collateral securing the Notes, and if other collateral or recourse agreements are insufficient may adversely affect the ability of the Company to repay the Notes. Losses incurred during the normal course of business will not be allocated to the Noteholders.


         In the event that USAAC were declared bankrupt, there may be delays in the collection of the Contracts; however, such an event should not affect the nature or extent of the collateral securing the Notes. In the event of a bankruptcy by the Company, the Trustee is empowered to file such proofs of claim and other papers or documents to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property.

         DIFFICULTIES IN COMPLYING WITH CONSUMER PROTECTION LAWS. Numerous federal and state consumer protection laws impose requirements upon the origination and collection of retail installment contracts. State laws impose finance charge ceilings and other restrictions on consumer transactions and may require certain contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. A risk exists that this liability could affect the ability of the Company, as an assignee of the Contracts, to enforce the Contracts. In addition, certain of these laws make an assignee of such contract liable to the Obligor thereon for any violation by the assignor. Accordingly, the Company, as holder of the Contracts, may be subject to liability to an Obligor under one or more of the Contracts.

COMPETITION

         The Company has numerous competitors engaged in the business of buying new and used motor vehicle retail installment contracts at a discount, including affiliates of the Company. In addition, the Company competes to some extent with providers of alternative financing services, such as floor plan lines of credit from financial institutions, lease financing and dealer self-financing. National or regional rental car companies, auction houses, dealer groups or other firms with greater financial resources than the Company could elect to compete with the Company in its market. These competitive factors could have a material adverse effect upon the operations of the Company.

LACK OF DAMAGE INSURANCE

         The owners of the Financed Vehicles may fail to maintain physical damage insurance. As a consequence, in the event any theft or physical damage to a Financed Vehicle occurs and no such insurance exists, the Company may suffer a loss unless the owner is otherwise able to pay for repairs or replacement or its obligations under the related Contract. If the Company incurs significant losses from uninsured Financed Vehicles, its ability to pay the Notes may be adversely affected.

SALE OF SMALL AMOUNT OF NOTES COULD ADVERSELY AFFECT PROFITS

         The Offering may be consummated by the Company with the sale of as little as $100,000 in principal amount of the Notes. In the event the Company sells only a small portion of the Notes, the performance of individual Contracts in the pool securing the Notes will have a greater effect on the ability of the Company to pay the Notes than if a large portion of the offered Notes are sold. In addition, although most of the Allowed Expenses of the Company will generally vary with the amount of Contracts, relatively small amounts of fixed fees and expenses payable to the Trustee and for on-going banking, accounting and legal services may not vary in proportion with the amount of the Contracts and may be relatively higher if only a small portion of the Notes are sold than if a large portion of the Notes are sold. If the fixed Allowed Expenses are higher than expected, the Company's ability to repay a small amount of Notes may be adversely affected.

YEAR 2000 MAY ADVERSELY IMPACT BUSINESS OF COMPANY


         Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. Although the Company has received assurances from its information technology consultants that it will not need to significantly modify or replace any of its current systems in order to comply with Year 2000 issues, the Company does rely on third parties for certain functions that could be impacted by Year 2000 issued. If functions anticipated to be provided by these third parties become unavailable because of Year 2000 problems, the business of the Company could be adversly impacted.


FORWARD-LOOKING INFORMATION

         This Prospectus contains certain forward-looking information regarding the plans and objectives of the Company, including plans and objectives relating to the acquisition of Contracts and the availability of funds with which to make payments principal and Interest on the Notes. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, including, without limitation, the risks set forth under "Risk Factors," the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.


                                 CAPITALIZATION


         The following table sets forth the capitalization of the Company as of September 18, 1998.


SHAREHOLDERS' EQUITY
        Common Stock, $1.00 par value,                             $    1,000
        authorized 3,000 shares, issued
        and outstanding 1,000 shares
        Paid-in Capital                                            $  499,000
                                                                      -------
        TOTAL SHAREHOLDERS' EQUITY                                 $  500,000

                                USE OF PROCEEDS

        The Company intends to apply a minimum of 88% of the proceeds from the sale of any Notes to the purchase of Contracts. The Company will pay to licensed broker-dealers engaged by the Company a commission of up to 7%. The Company will also pay to USAAC a fee of 5% of the gross proceeds from the sale of Notes, as reimbursement for paying the registration, legal, accounting, printing, marketing, trustee and other out-of-pocket fees and expenses, for bearing the general administrative and overhead expenses associated with the Offering and the organization of the Company, and for the services provided by USAAC in connection with the Offering and organization of the Company. All expenses related to this Offering, other than the commissions and fees payable to licensed broker-dealers, will be advanced by USAAC. In the event USAAC advances amounts in excess of 5% of the Offering proceeds, such excess amount shall be borne by USAAC. If amounts advanced by USAAC are less than 5% of the Offering proceeds, the balance of the 5% will represent compensation to USAAC.

        The following table sets forth the anticipated use of proceeds from the Offering, reflecting the Minimum and Maximum Subscription Amounts:

                                                            Minimum                       Maximum
                                                            -------                       -------
        Purchase of Contracts                               $  86,240                     $  34,496,000
        Contract Purchase Fees (1)                              1,760                           704,000
        Broker-Dealer Commissions (2)                           7,000                         2,800,000
        Legal, Accounting & Printing Expenses (3)               5,000                           200,000
        Trustee and Escrow Fees (3)(4)                            -0-                            50,000
        Other Offering Expenses (3)(4)(5)                         -0-                           350,000
        Marketing Expenses & Due Diligence (3)(4)(6)              -0-                           600,000
        Compensation to USAAC (3)(4)(7)                           -0-                           800,000
                                                          -----------                       -----------
          TOTAL                                             $ 100,000                     $  40,000,000

_________________________
(1)     To be paid to automobile contract suppliers.
(2) Broker-dealer commissions are assumed to the maximum of 7% for presentation purposes in this table.
(3)     To be paid or reimbursed to an affiliate.
(4) The anticipated expenses of the Offering if only the Minimum Subscription Amount is raised are in excess of $5,000. Only $5,000 will be reimbursed to USAAC.
(5) Includes SEC registration fee, Blue Sky fees and miscellaneous expenses.
(6) Anticipated to be paid to registered broker-dealers as a non-accountable expense allowance and due diligence expense reimbursement.
(7) If the Maximum Subscription Amount is raised, the Company anticipates that a portion of the 5% reimbursement will represent profit to USAAC.

                              PLAN OF DISTRIBUTION

        The Company is offering up to $40,000,000 in aggregate principal amount of the Notes. The Notes are being sold on a "best efforts" basis on behalf of the Company by licensed soliciting broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") and that are qualified to offer and sell the Notes in a particular state, as have been or may hereafter be engaged by the Company. The Notes may also be offered and sold by employees of the Company.

        The Company has agreed to pay to soliciting broker-dealers, in consideration for their services, a sales commission of 3% to 7% of the principal amount of Notes which the broker-dealers sell. In addition, broker-dealers may be paid up to an additional 1.5% of the principal amount of Notes sold by broker-dealers, which represents 1% for a non- accountable expense allowance and 0.5% for due diligence. Such fees, if any, will be paid out of the 5% payable to USAAC. The total compensation to be paid to NASD members in connection with the Offering will not exceed 8.5%, which includes up to 7% for sales commissions, 1% for a non-accountable expense allowance, and 0.5% for due diligence and expenses. The Company has agreed to indemnify the broker-dealers against certain liabilities, including liabilities under applicable securities laws.

        Minimum suitability requirements have been established. Subscribers will not be deemed suitable for an investment in the Notes unless they meet one of two minimum standards established by the Company. All subscribers must represent that they (i) have a minimum net worth of $25,000, together with an annual income of a minimum of $25,000, excluding personal residence, furnishings and automobiles, OR (ii) they have a minimum net worth of $40,000, without reference to annual income, excluding personal residence, furnishings and automobiles. Residents of certain states must meet the Company's minimum standards or the applicable state standard, whichever is more stringent. The minimum investment is $5,000.

        Investor subscriptions are to be made payable to, and will be held in an escrow account by BancFirst, Oklahoma City, Oklahoma, as escrow agent, until the Minimum Subscription Amount of $100,000 in principal amount of the Notes has been raised. In the event that the Minimum Subscription Amount is not subscribed within ninety (90) days after the date the Offering is declared effective by the Securities and Exchange Commission (the "Escrow Termination Date") or any earlier termination of the Offering as hereinafter provided, the Offering will be terminated and the escrowed funds will be promptly returned to the subscribing investors by the escrow agent. No interest will be paid to investors on escrowed funds. When the Minimum Subscription Amount has been reached, the escrowed funds will be released to the Company. Any subsequent sales proceeds from the sale of additional Notes will be immediately available for use by the Company. All subscriptions are subject to the right of the Company to reject any subscription in whole or in part.


        The Offering will terminate on November 30, 2000, unless sooner terminated by the Company upon the sale of all of the Notes, or if the Company believes that suitable Contracts will not be available for purchase by the Company or that additional selling efforts will be unsuccessful. Although early termination of the Offering may result in the Company selling less than the Maximum Subscription Amount and may expose prior purchasers of Notes to certain risks, the Company does not believe an early termination will have a material adverse effect on any prior purchasers of Notes. The aforedescribed termination provisions are the exclusive termination provisions for the Offering.

                            DESCRIPTION OF THE NOTES
GENERAL

        The Notes are general obligations of the Company, and the holders of the Notes will have recourse against the assets of the Company; however, substantially all of the Company's assets will be the Contracts. The Company has not sought, does not intend to seek, and is not required to obtain, a rating of the Notes by a rating agency.


        The Notes will be issued pursuant to a trust indenture agreement (the "Indenture"), between the Company and Sterling Trust Company, as trustee (the "Trustee"). Material terms of the Indenture are disclosed herein. The Trustee will accept title to the Security Agreement on behalf of Noteholders. The duties of the Trustee are to hold the Security Agreement, to perform certain obligations in the event of a default in the payment of the principal and Interest on the Notes, and to execute and deliver to the Company partial or full satisfaction of the Security Agreement upon partial or full repayment of the Notes. See "Indenture Provisions" for a more complete summary of the Indenture of Trust agreement. The form of Indenture of Trust is Exhibit B to the Prospectus.


        No public market exists for the Notes. Accordingly, Investors should expect to retain ownership of the Notes and bear the economic risks of their investment for the life of the Notes.

CLASSES OF NOTES


        Eight classes of Notes will be issued pursuant to the Indenture of Trust between the Company and Sterling Trust Company, as Trustee (see "Indenture of Trust"): Class A-1 Notes, due December 31, 2000, will bear interest at an initial rate of 7.75%; Class A-2 Notes, due December 31, 2001, will bear interest at an initial rate of 8.75%; Class A-3 Notes, due December 31, 2002, will bear interest at an initial rate of 9.5%; Class A-4 Notes, due December 31, 2003, will bear interest at an initial rate of 10%; Class A-5 Notes, due December 31, 2004, will bear interest at an initial rate of 10.4%; Class A-6 Notes, due December 31, 2005, will bear interest at an initial rate of 10.8%; Class A-7 Notes, due December 31, 2006, will bear interest at an initial rate of 11.0%; and Class A-8 Notes, due December 31, 2007, will bear interest at an initial rate of 11.0%.


ISSUANCE OF NOTES; TRANSFERS


        The Notes will be issued in an aggregate principal amount of up to $40,000,000, in minimum denominations of $1,000 and integral multiples thereof. The minimum investment amount for each investor is $5,000. Purchasers of multiple classes of Promissory Notes shall be subject to a minimum purchase requirement of $2,000 for each class purchased. The Company may charge a reasonable fee for any transfer or exchange of a Note.


PAYMENTS OF PRINCIPAL AND INTEREST

        The Interest rates payable on the Notes offered hereby will be established by the Company from time to time based on market conditions and the Company's financial requirements. The Company will constantly re-evaluate its Interest rates based on such analysis. Once determined, the rate of Interest payable on a Note will remain fixed for the term of the Note. The Company reserves the right to vary from time to time, in its discretion, the Interest rates it offers on the Notes based on numerous factors including, but not limited to, the desire to attract new investors, or receipts of Notes in excess of current or projected financial requirements.


        Each Note will accrue Interest from the date of issuance. The initial Interest rates will range from 7.75% to 11.0% per annum. Interest shall be computed on the basis of a 365-day year but is paid in twelve (12) equal monthly installments regardless of the number of days in each month. The Company will be required to make monthly payments of Interest, paid in arrears, on the outstanding principal balance. Payments of Interest will be due and payable on the fifteenth (15th) day of each successive calendar month (for Interest accruing during the prior month or months), commencing with the first full calendar month following the issuance of the Note, and upon the Maturity Date. The principal balance of the Note will be due and payable on the Maturity Date. Any installment of Interest which is not paid when and as due will accrue interest at the lesser of 15% or the highest lawful rate of interest from the date due to the date of payment. Although the initial stated interest rate on the Notes is 7.75% to 11.0% per annum, the effective interest rate will be somewhat lower because each payment of Interest will be paid 15 days after the month over which it accrued.

        All payments of Interest will be made by check mailed to Noteholders registered as of the close of business on the first day of the month of the Payment Date, at their addresses appearing on the Note Register, or by electronic transfer, except that all payments of principal and the payment of Interest due on each Note at maturity or upon redemption in whole or in part will be made only upon presentation and surrender of such Note on or after the Maturity Date or Redemption Date, as the case may be, at the office of the Company.

        The Company expects to use the amounts collected under the Contracts to make the required payments under the Notes. All installments and other proceeds from the Contracts will be deposited in the Master Collection Account maintained by the Company for all of the various motor vehicle retail installment contracts ("Contracts"). USAAC and the Company have agreed to deposit all installments and other proceeds, including proceeds from sales of repossessed vehicles, net of repossession expenses, into the Master Collection Account. On a periodic basis, the funds in the Master Collection Account will be transferred to a Master Operating Account maintained by the Company.

        Payments of Interest on the Notes will be made on each Payment Date by the Company, or its designee. On or prior to the business day immediately preceding each Payment Date, the Company will transfer to the Note Redemption Account that portion of the funds in the Master Operating Account which, together with any funds in the Note Redemption Account, is sufficient to pay the accrued Interest due on the outstanding Notes on such Payment Date. Prior to collection of the Contracts, funds to pay Interest will be advanced by USAAC and reimbursed as Contracts are collected.

REDEMPTION

        No principal payments will be made on the Notes until the earlier of maturity or any redemption at the election of the Company of the Notes in whole or in part, except in the event that prior to one hundred eighty (180) days following the termination date of the Offering the Company has been unable to invest the total net proceeds from the sale of the Notes in suitable Contracts, the uninvested net proceeds at such date will be utilized for a mandatory partial redemption of the Notes within forty-five (45) days following such date. In addition, Notes may be redeemed in the event the Company is unable to purchase suitable Contracts throughout the term of the Notes. In such a case, Notes will be redeemed on a random basis, by lot. Losses incurred during the normal course of business will not be allocated to the Noteholders.

        Redemption of the Notes must occur at the option of the Company on any Payment Date and may be in whole or from time to time in part. Any redemption of Notes will be at 100% of the principal amount thereof being redeemed, together with Interest accrued to the Redemption Date, without any premium or penalty. Notice will be mailed to all Noteholders setting forth (i) the Redemption Date, (ii) the Redemption Price, (iii) the name and address of the Paying Agent, (iv) a statement that the Notes must be delivered to the Paying Agent, and (iv) a statement that interest on the Notes, or portion thereof being redeemed, ceases to accrue on and after the Redemption Date. In the case of notice to the holder of any Note to be redeemed in part, a new Note or Notes in principal amount equal to the unredeemed portion of such Note will be issued. In the event of partial redemption of the Notes, the Notes to be redeemed in whole or in part will be selected on a random basis, by lot.


EARLY REDEMPTION AND ORDERLY LIQUIDATION

        If the Company, at its sole discretion, determines, during the term of the Notes, that there will be insufficient assets to fully repay the Notes at Maturity because of sustained operating losses, excessive credit losses or repossessions, or because the Company is unable to purchase suitable Contracts throughout the term of the Notes for the business of the Company to be profitable, the Company may proceed with an orderly liquidation and early redemption of the Notes. In such an event, the Company shall give 30 days written notice to the Trustee of its intent to orderly liquidate the Company's assets. Commencing immediately after the written notice of orderly liquidation is delivered to the Trustee, all net collection proceeds from the Contracts following the deduction of Allowed Expenses will be required to be deposited in the Note Redemption Account for payment of the Notes. The Company will immediately begin to take action to cause the Contracts to be fully collected and/or sold for cash within a period of one year from the date of the orderly liquidation notice. The Paying Agent will continue to make monthly cash distributions to Noteholders until all assets of the Company have been distributed to the Noteholders. The Company is authorized to hold a minimum operating cash reserve of $300,000 during the period of the orderly liquidation. All remaining Company cash after payment of Allowed Expenses will be distributed to the Noteholders as a final distribution within 120 days after the completion of the orderly liquidation period. All cash distributions during the orderly liquidation will be distributed pro rata to each Noteholder based on the outstanding unpaid principal balance of each Note as of the date of the orderly liquidation notice. Any losses incurred will be similarly allocated pro rata to all outstanding Noteholders.


REPORTS TO NOTEHOLDERS

        The Company intends to furnish to the holders of the Notes on a quarterly basis information containing unaudited quarterly financial statements and other summary information regarding the Contracts, including information required to be filed in Form 10-Q. Annually, the Company will furnish audited financial statements of the Company to the Noteholders, prepared in accordance with generally accepted accounting principles.

MINIMUM YIELD REQUIREMENTS

        In the event that only the Minimum Subscription Amount of $100,000 is raised, the Company anticipates that the average annual rate of return required from the Contracts purchased to fully pay Allowed Expenses and Interest on the Notes during their term, and to repay the principal and Interest at the due date, will be approximately 29%, or $29,000 annually. An approximate breakdown of such amount is as follows: 11% ($11,000 annually) for Interest on the Notes; 8% ($8,000 annually) for trustee fees; 1% ($1,000 annually) for legal fees; 2% ($2,000 annually) for accounting fees; 4% ($4,000 annually) for servicing and collection expenses; and 3% ($3,000 annually) for recovery of initial Offering costs. In the event that only the Minimum Subscription Amount of $100,000 is raised, costs in excess of $29,000 shall be borne by USAAC. See "Allowed Expenses and Flow of Contract Proceeds - Summary of Allowed Expenses."

                             SECURITY FOR THE NOTES
GENERAL

        The collateral securing the Notes (the "Trust Estate") will consist of all of the Company's right, title and interest in (a) the Contracts, together with all payments and instruments received with respect thereto, (b) the Servicing Agreement, (c) the Master Collection Account, the Master Operating Account, the Note Redemption Account and all funds (including investments) therein, (d) all repossessed or returned Financed Vehicles, and (e) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. In some instances the Seller will provide the Company some form of recourse, such as contract repurchase agreements, limited guaranty agreements, cash hold-back arrangements, or contract replacement guarantees. These recourse agreements will be additional collateral securing the notes. Pursuant to the Indenture, the Trustee has been granted a lien senior to the lien of the Indenture in order to secure payment of its fees and expenses as Trustee under the Indenture.

THE CONTRACTS

        Each of the Contracts will be a retail installment sales contract and will be secured by a used automobile or light-duty truck (a "Financed Vehicle"). The title to each Financed Vehicle will reflect the security interest of the Company. The Contracts will constitute a part of the Trust Estate and will be purchased by the Company using (i) the net proceeds from the sale of Notes, or (ii) any remaining net collection proceeds from any previously purchased Contracts after deduction for payments of Interest and Allowed Expenses. A UCC financing statement covering the Contracts, and also covering the proceeds therefrom, will be filed in the appropriate public office. The Company has no arrangements or agreements with any Sellers at this time with respect to the purchase of Contracts.

THE NOTE REDEMPTION ACCOUNT

        The Company has established a trust account at a financial institution (the "Note Redemption Account"). The Note Redemption Account will relate solely to the Notes and to the Contracts securing the Notes. Funds in the Note Redemption Account will not be commingled with any other moneys of the Company. All moneys deposited from time to time in the Note Redemption Account will be held as part of the Trust Estate. The funds in the Note Redemption Account will be employed by the Company or the Paying Agent to pay Interest on the Notes on each Payment Date. Funds in the Note Redemption Account may be invested as directed by the Company, but may not be invested in affiliates of the Company. The Company may only specify investment in (i) bank accounts,
(ii) bank
money-market accounts, (iii) short-term certificates of deposit issued by a bank, or (iv) short-term securities issued or guaranteed by the U.S. Government. The ability of the Company to direct the investment of funds in the Note Redemption Account, however, limits the protection provided by the Trustee.

THE CONTRACT PROCEEDS, MASTER CASH ACCOUNTS

        The Company has established two types of master accounts (the "Master Accounts") for the benefit of the Company. The first type account is the "Master Collection Account," into which all payments made on or with respect to the Contracts will be deposited. The Master Collection Account will be an account at a financial institution where all remittance checks, drafts and other instruments for the Contracts will be deposited. Servicing subcontractors will be required under their subcontracts to promptly remit payments collected by them to the Master Collection Account. USAAC has also agreed to deposit in the Master Collection Account any payment proceeds received directly by USAAC, including any proceeds from resales of returned or repossessed Financed Vehicles, net of liquidation expenses, and any recoveries from insurance claims on Financed Vehicles. The Company will periodically transfer all collected funds from the Master Collection Account into the second account, the "Master Operating Account." The funds may be invested as directed by the Company.

        Collections or other proceeds from the Contracts in the Master Collection Account or the Master Operating Account, or otherwise in its possession or control, are the Company's property and subject to the security interest of the Trustee.

        It is the intention of the Company to cause the funds contained in the Master Operating Account to be withdrawn or applied for the following purposes: first, to the payment of any Allowed Expenses of the Company; second, to any amounts due the Trustee for its fees and expenses; third, through a direct transfer to the Note Redemption Account, to the payment of any Interest due on the outstanding Notes on each Payment Date; and fourth, to the purchase of additional eligible Contracts.

        On or before the business day immediately preceding each Payment Date, the Company will cause to be transferred directly from the Master Operating Account to the Note Redemption Account that portion of the funds in the Master Operating Account which, together with any funds in the Note Redemption Account, is sufficient to make all Interest payments on the Notes.

THE SERVICING AGREEMENT

        The Company has granted to the Trustee a security interest in all of its rights under the Servicing Agreement. The Servicer is an affiliate of the Company. The Company may terminate the Servicing Agreement, upon written notice to USAAC, for failure of USAAC to provide adequate services as required under the terms of the Servicing Agreement. Upon such termination, all rights, duties, obligations and responsibilities of USAAC with respect to the related Contracts (except for any obligation of USAAC to indemnify the Company) will vest in and be assumed by the Company or any servicing agent that the Company may designate.


                 ALLOWED EXPENSES AND FLOW OF CONTRACT PROCEEDS


        The "Allowed Expenses" of the Company will include but are not limited to the expenses and fees including contract servicing, purchase and investor administration fees, trustee fees, bank fees and charges, legal fees, title transfer fees, account fees, contract purchase fees, insurance, repossession, repair and liquidation expenses, enforcement costs of recourse agreements, federal state and local taxes, reasonable out-of-pocket expenses incurred in connection with any sale of Contracts, salaries, and other general and administrative expenses of the Company (collectively the "Allowed Expenses"). The general and administrative expenses to be incurred by the Company are expenses that will be incurred in connection with the purchasing, collection and servicing of motor vehicle installment contracts (the "Contracts"). As set forth below, portions of such expenses will be paid to affiliates of the Company.


        The following table summarizes the Company's present estimates of its anticipated Allowed Expenses. Actual incurred Allowed Expenses may vary significantly from these estimates. In the event that only the Minimum

Subscription Amount is raised, certain of these expenses will be paid by USAAC, as indicated. See "Description of the Notes - Minimum Yield Requirements."

                     Summary of Estimated Allowed Expenses

        Allowed Expense                                                   Estimated Amount
        ---------------                                                   ----------------
Servicing and Operating Fees (to be paid
to affiliates of the Company)
        Contract Servicing Fee                              $21.50 per month per Contract, subject to certain
                                                                limitations (1)
        Purchase Administration Fee                         $125 per Contract purchased (2)
        Investor Administration Fee                         1/12th of 1.0% of the aggregate outstanding principal amount of the Notes, paid monthly, and 1/12th of 1% of aggregate
                                                                funds held in investment accounts, paid monthly (2)
Trustee, Registrar and Custodial Fees
        Annual Administration                               $ 8,000 per year
        Note Payments and Registrar Services                $12 per year per Note 2
        Note Certificate Corrections                        $10 each (2)
Bank Fees
        Master Collection Account                           $100 to $20,000 per year (varies with volume)
        Operating Account                                   $100 to $20,000 per year (varies with number of
                                                                transactions)
Legal Fees
        Annual Attorney's Opinion to Trustee                $1,000 - $10,000
        Title Transfers                                     $14 per Contract
Accounting Fees
        Annual Audit and Outside Accounting                 $1,000 - $60,000
        Annual Tax Return                                   $1,000 - $10,000
Printing & Mailing                                          $300 - $20,000 (2)
Total Annual Servicing, Operating, Trustee, Bank,           Estimated to average (i) $2,000,000 if maximum
         Legal, Accounting, Administrative                      amount of Notes is sold, or (ii) $18,000 if the
                                                                Minimum Subscription Amount only is sold
Contract Purchase Fees(3)                                   1% - 3% per Contract (2)
Repossession, Repair and Liquidation Expenses               Estimated to average from $500 to $3,000 for each
                                                                repossessed vehicle
Costs of Enforcement of Recourse                            Enforcement of recourse agreements reduces
        Agreements                                          repossessions, repairs and liquidation expenses
Federal Income Taxes                                        Varies with taxable income
State Corporate Income and Franchise Taxes                  Varies by state

       ____________________

     (1) Limited to a maximum of $120,000 in any month, for calendar years 1998 and 1999. This fee will be adjusted at the beginning of each calendar year for inflation using the U.S. Dept. of Labor
Consumer Price Index.


     (2) Will be paid by USAAC or will not be incurred, if only the Minimum Subscription Amount is raised.

     (3) To be paid to independent automobile contract brokers. These fees are expected to amount to approximately $700,000 initially. See "Purchase and Collection of Contracts - General."

FLOW OF CONTRACT PROCEEDS

        Payments under the Contracts will generally be paid by the Obligors to the Servicer, who will deposit the funds into the Master Collection Account. The following chart generally illustrates the flow of Contract proceeds from the Obligors through the Master Accounts to the various applications of such proceeds including payment of Allowed Expenses, trustee fees and expenses, Interest payments on Notes, reinvestment in additional contracts, and the accumulation of funds to pay the Notes.

================================================================================================================
Servicer Collects         Servicer Deposits           Company Transfers Funds     Company Utilizes Funds
Installments              Installment Collections     from Master Collection      in Master Operating
                          Into Master Collection      Account To Master           Account as Follows(1)
                          Account                     Operating Account
----------------------------------------------------------------------------------------------------------------
     ->                            ->                       ->
================================================================================================================


(1)     Various Proceeds Applications
        1.       Allowed Expenses.
        2.       Trustee's fees and expenses.
        3. Interest paid by transfers to Note Redemption Account for payment to Noteholders.
        4.       Any remaining proceeds used to purchase additional eligible
                 Contracts.

                                  THE COMPANY
GENERAL
        U.S. Automobile Acceptance SNP-IV, Inc. (the "Company") is a newly incorporated Texas corporation. The Company is wholly owned by Michael R. Marshall, an individual and resident of Oklahoma. The Company has no subsidiaries. There is no trading market for the capital stock or Notes of the Company. The principal offices of the Company are located at 1120 N.W. 63rd, Suite G-108, Oklahoma City, Oklahoma 73116. The telephone number is (405) 843-3135.

THE BUSINESS OF THE COMPANY

        The Company was established for the purpose of purchasing, collecting and servicing motor vehicle retail installment contracts. The motor vehicle retail installment sales contracts to be purchased by the Company and pledged to secure the Notes (the "Contracts") are generally expected to be purchased at discounts from the net remaining principal balance thereof and will be secured by used automobiles and light trucks (the "Financed Vehicles"). The Contracts will generally be from residents of Texas and Oklahoma and will be purchased from motor vehicle dealers, national rental car companies, and finance companies, and Sellers will in many instances provide some form of recourse. The Company may expand its Seller group to other states as the Company determines to be appropriate. The Company will not participate in the retail sales by the automobile dealers of the Financed Vehicles from which the Contracts will arise. Obligors under the Contracts are anticipated to be non-prime customers who are somewhat less credit-worthy than prime credit purchasers of automobiles.

        The funds necessary to purchase the Contracts will initially be provided from the sale of the Notes offered hereby. After the payment of Interest due upon the Notes and Allowed Expenses, the net collection proceeds from the Contracts will be used to purchase additional eligible Contracts.

        The Company presently anticipates that the Contracts purchased by the Company will relate primarily to Financed Vehicles where wholesale values range from $4,000 to $25,000. The Company believes that banks and other traditional financing institutions are not well equipped to finance used motor vehicles, due to the large number of relatively small notes or installment contracts, the institutions' lack of due diligence and collection capability with respect to used motor vehicles, and the inability of such institutions to approve or evaluate contracts on a timely, cost-effective basis. Consumer used automobile receivables are management and collection intensive and require constant supervision, review and knowledge of repossession and resale services. The Company believes that the subcontractors selected by the Company and Servicer will provide this industry expertise at a low marginal cost.

        The Company has no material properties, operating history or pending legal proceedings. The Company intends to register with all required state credit commissions as a holder of motor vehicle retail installment sales contracts.
                      PURCHASE AND COLLECTION OF CONTRACTS


        The Contracts will be purchased by the Company and administered on behalf of the Company under a Servicing Agreement, the material terms of which are disclosed in this Prospectus. USAAC, as Servicer, will be responsible for providing ongoing servicing of the Contracts purchased, including accounting, administration and collections of payments due under the Contracts. In addition, USAAC will oversee enforcement and administration of recourse agreements, and oversee the repossession and sale of vehicles securing any Contract in default. The Servicing Agreement allows USAAC to subcontract with industry-qualified third parties to perform its obligations thereunder. Any such subcontract will not relieve USAAC, as Servicer, from liability for its obligations under the Servicing Agreement. The Company has granted a security interest in the Servicing Agreement to the Trustee as security for the Notes and for the Obligations of the Company. References herein to the "Servicer" are also to any successor or permitted assignee of the Servicer performing the duties of the Servicer under the Servicing Agreement.


GENERAL
        The Company and USAAC presently intend to utilize independent commission agents as well as employees of USAAC and Company to assist in locating eligible Contracts. The Company has established certain criteria as a general guide to govern the purchase of Contracts. The Servicing Agreement establishes criteria to govern the servicing of Contracts, including the performance of certain collection activities.

CERTAIN CONTRACT PURCHASE CRITERIA

        The Company will endeavor to purchase the Contracts at discounts to their aggregate remaining unpaid principal balances. In addition, the Company will seek to obtain Contracts whose maturities are less than the remaining useful lives of the Financed Vehicles and which require substantial down payments by the Obligors.

        With respect to the credit information to be supplied by Obligors on the Contracts, the Company has established certain credit criteria to be satisfied by each Obligor. In order to satisfy these criteria, an Obligor, among other things, must be able to provide verifiable personal references, must have a valid driver's license issued by his state of residence, must have been a resident of such state for a minimum of six months, and must be at least 18 years of age and have no co-signors on the Contract except immediate family members. In order to verify the foregoing information, the Company or USAAC will be required to obtain from the Seller a copy of the credit application executed by the Obligor which contains the necessary information, to verify by telephone or otherwise the Obligor's addresses, employment and personal references and to obtain a credit report from a credit reporting agency or from the Dealer. Usually the credit report will be obtained directly from a credit reporting agency.

        Although Obligors under the Contracts are anticipated to be somewhat less credit-worthy than typical purchasers of new automobiles from new car dealers, the Company has established certain general criteria to be used as a guide to purchasing Contracts. These criteria are as indicated below; however, at the discretion of the Company actual purchase of packages and individual Contracts may vary substantially from this guide:

* The Company expects the purchase discount will generally range between 0% and 25% depending on the credit worthiness of each individual buyer, the age and mileage of the financed vehicle, and the availability and financial strength added by additional recourse agreements provided by the Sellers.

* In many instances, the Seller will be required to provide some form of recourse which is satisfactory to the Company, such as contract repurchase agreements, limited guaranty agreements, cash hold-back arrangements, or contract replacement guarantees.

*       Contracts will usually have an original term of 66 months or less.

* The age of each Financed Vehicle may not exceed those listed in the appropriate automobile market guides, which are modified periodically.

* The Obligors on the Contracts are required to make a down payment in cash plus net trade-in allowance of 10-25% of the purchase price of the Financed Vehicles.

* The interest rate on the Contracts will not violate any applicable usury laws.

* The wholesale value for a Financed Vehicle will generally be greater than $4,000 and less than $25,000. The Company believes that $4,000 is the minimum value automobile economically feasible for the Company to finance and $25,000 the maximum desirable.

* The Obligors on the Contracts must have supplied certain credit information, and credit verification procedures must have been performed by the Company or Servicer.

SELLER CRITERIA

        Contracts may be purchased from automobile dealers who meet the following criteria:

* A net worth, exclusive of goodwill or other intangible values, of $100,000, or a parent or affiliate which meets the net worth criterion and guarantees the performance of the obligations of the automobile dealer under the purchase agreements and recourse agreements;

* A minimum of two years of successful operation as an automobile dealer, as evidenced by financial statements or prior tax returns;

*       Verifiable banking references;

* Dealership property owned by dealer or subject to lease of sufficient length to indicate long term presence; and

*       Satisfactory on-site premises inspection.

* Sellers including automobile sale divisions of national rental car companies and finance companies must meet the same net worth criterion utilized for automobile dealers.

COLLECTION OF PAYMENTS

        Under the Servicing Agreement, USAAC is obligated to exercise discretionary powers involved in the management, administration and collection of the Contracts and to bear all costs and expenses incurred in connection therewith. USAAC may, in some instances, subcontract its collecting functions to qualified third parties. Funds collected by the subcontracting servicers will be required to be deposited directly to the Master Collection Account and not to the servicer's account.

        USAAC or subcontractor must contact any Obligor on a past due Contract within fifteen (15) days after the payment due date to pursue collections. Any material extensions, modifications, or acceptances of partial payments by Obligors, and any related necessary Contract amendments or default waivers by USAAC, must be approved by the chief credit officer or president of the Company. When any Contract becomes over thirty (30) days past due, USAAC and the Company will take immediate appropriate action to enforce recourse agreements on behalf of the Company. "Past Due" is defined as 15 days after the payment due date. USAAC will pursue repossession, subject to compliance with all state and federal laws relating thereto, of the Financed Vehicle securing any Contract whose Obligor is (i) past due by at least four scheduled installments in the case of bi-weekly or semi-monthly installments or two scheduled installments in the case of monthly installments, and (ii) has failed for 60 consecutive days, in the case of bi-weekly or semi-monthly installments, or 75 days, in the case of monthly installments, to remit any sums against the obligations under the Contract. USAAC may commence repossession sooner if it deems such activity to be prudent and in the best interests of the Company. USAAC is also required to document the reasons for each chargeoff of any material unpaid amount from an Obligor under any Contract. As indicated by the foregoing repossession requirements, to maximize its return the Company prefers to continue collecting installments on the Contract despite a missed installment by the Obligor in lieu of repossession of the vehicle.

        USAAC is required to deliver monthly to the Company a report certifying that all Contracts managed by USAAC were serviced in material accordance with the Servicing Agreement and that USAAC is not in default under the Servicing Agreement. The report also will contain collection information on each Contract since the date of the last such report and a reconciliation of the deposits into the Master Account, if any.

SERVICER COMPENSATION

        USAAC is entitled under the Servicing Agreement to receive a monthly fee (the "Servicing Fee") per outstanding Contract of $21.50 per month, subject to certain limitations. Such compensation shall be limited to a maximum of $120,000 in any month. In addition, the Contract Servicing Fee will be adjusted, if necessary, so that the total annual Allowed Expenses do not exceed $18,000 in the event only the Minimum Subscription Amount is sold. In each case, fees will be adjusted annually by the pro rata published Consumer Price Index inflation factor. The Servicing Fee is intended to compensate and reimburse USAAC for administering the collection of the Contracts, including collecting and posting all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, sending payment coupons to Obligors, and reporting any required tax information to Obligors. USAAC will be entitled to reimbursement of its costs and expenses incurred in the repossession, preparation for sale and resale of any Financed Vehicle and reimbursement of costs of enforcement of recourse agreements. Compensation to subcontracting servicers for providing Contract servicing, if any, will be paid by USAAC out of its Contract Servicing Fees.

ALLOCATION OF AVAILABLE CONTRACTS

        Although the Company's management and consultants anticipate that a sufficient supply of Contracts will be available for purchase throughout the term of the Notes, a policy has been established for apportioning business opportunities among the Company, SNP-III, USAA 1995-I, and future affiliated entities. In the event a limited number of suitable Contracts are available at a time when several affiliated entities wish to purchase Contracts, the Contracts will be divided among the entities on a pro rata basis, according to the amount of funds each entity has available for contract purchase.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

        The following table sets forth information, as of September 30, 1998, relating to the beneficial ownership of the Company's capital stock by any person or "group", as that term is used is Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), known to the Company to own beneficially five percent (5%) or more of the outstanding shares of Common Stock, and known to the Company to be owned by each director of the Company and by all officers and directors of the Company as a group. Except as otherwise noted, each of the persons named below is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock beneficially owned by each person.

Name of Director or                                         Amount and Nature of Beneficial Ownership(1)
Name and Address of                                                                              Percentage of
Beneficial Owner                                            Number of Shares                    Class Outstanding
----------------                                            ----------------                    -----------------
Mr. Michael R. Marshall                                            1,000                              100%
1120 N.W. 63rd, Suite G-108
Oklahoma City, Oklahoma 73116

-----------------------------

        (1) The information as to beneficial ownership of Common Stock has been furnished by the Company and the sole director and officer of the Company.

                                   MANAGEMENT

BUSINESS BACKGROUND AND EXPERIENCE

        The name, age, background and principal occupation of the sole director and executive officer of the Company are set forth below:

        Mr. Michael R. Marshall, age 49, is Chairman of the Board and President of the Company and its Servicer, U.S. Automobile Acceptance Corporation. Mr. Marshall is Chairman of the Board of Directors, president, and the owner of all the outstanding common stock of U.S. Automobile Acceptance SNP-III, Inc. ("SNP-III"), and U.S. Automobile Acceptance 1995-I, Inc. ("USAA 1995-I"), both limited purpose corporations with business activities similar to the proposed activities of the Company.

        Mr. Marshall holds a Bachelor of Business Administration Degree in Accounting which he obtained in 1971 from Texas A&M University and is a Certified Public Accountant, licensed to practice in Texas. From 1971 through 1977 Mr. Marshall was employed at Coopers & Lybrand, an international firm of Certified Public Accountants, which he served in various capacities including general practice manager of its Oklahoma City office. Mr. Marshall was self-employed from 1977 to 1982 as a practicing Certified Public Accountant and as a corporate financial consultant and since 1982 has been President and Chief Executive Officer of Settlers Capital Corporation, an Oklahoma corporation which specializes in assisting companies in the placement of private and public debt and equity finance transactions. Additionally, from 1981 through 1988, Mr. Marshall was the President of Settlers Energy Corporation, an Oklahoma corporation, which specialized in purchasing, managing and liquidation of secured oil and gas loans of distressed financial institutions.

        Mr. Marshall has eighteen years experience as a participating investor and originator of various secured commercial lending transactions and has more than fifteen years experience in structuring, monitoring, management and liquidation of secured lending transactions. Mr. Marshall has since early 1994 devoted substantially all of his time to the automobile finance business.

PERSONNEL


        Mr. Robert P. Billy, age 50, has been on the Board of Directors of USAAC for two years. Mr. Billy joined USAAC on a full-time basis in September 1997. Mr. Billy was, from September 1995 to September 1997 executive vice president of Metro Bank, National Association, located in Oklahoma City, Oklahoma, and from September 1989 through February 1995 was executive vice president of First Enterprise Bank, located in Oklahoma City, Oklahoma. Mr. Billy has previously been a banker for more than 27 years and has previously been the senior bank lending officer for various new and used automobile dealerships and for the largest used automobile auction in the State of Oklahoma. Mr. Billy assists USAAC and the Company with developing plans for portfolio credit management and assists in the selection process for determining eligible automobile dealerships for participation in the USAAC automobile finance programs and in the credit screening of Contracts to be purchased by the Company. Mr. Billy holds a Bachelor of Business Administration in Management and Finance from Central State University in Edmond, Oklahoma, and has attended various advanced banking and credit management schools.


SERVICER

        U.S. Automobile Acceptance Corporation, a Texas corporation and affiliate of the Company (the "Servicer") was formed in January 1995 to begin to consolidate management and operations of Michael R. Marshall's automobile finance activities. All of the outstanding stock of U.S. Automobile Acceptance Corporation is owned by Mr. Marshall. As of May 31, 1998, the Servicer's assets consisted principally of cash and marketable securities of approximately $1,500,000 and its advances to affiliated automobile finance related entities as described herein. The Servicer has no significant liabilities and is not presently a party to any litigation.


        U.S. Automobile Acceptance Corporation will be the Servicer pursuant to the Servicing Agreement, and, as such, will provide all of the staffing, administration and overhead necessary to administrate and collect automobile finance contracts for the Company. Among the specific functions USAAC will provide are accounting, administration of collections of payments, dealer selection and supervision, enforcement of recourse agreements, and the repossession and sale of repossessed vehicles. USAAC may subcontract a portion of the required services to third parties.


PRIOR ACTIVITIES OF SIMILAR BUSINESSES UNDER COMMON CONTROL

        U.S. Automobile SNP-I, Inc. ("SNP-I"), incorporated in 1993, had operations and activities similar to those proposed for SNP-IV. In late 1994, SNP-I completed the sale of a publicly registered note offering in the amount of approximately $2,400,000. SNP-I became fully operational in early 1995 and had profitable finance operations during the years ended December 31, 1995 and 1996. In accordance with the note terms, effective January 1, 1997, SNP-I ceased purchasing additional contracts and began retaining all net collections from its contracts to pay off its investor notes. SNP-I redeemed all its outstanding notes payable in November 1997.


        In June 1995, U.S. Automobile Acceptance 1995-I, Inc. ("USAA 1995-I"), a Texas corporation, commenced an offering of $9,900,000 of publicly registered secured promissory notes due December 31, 1999. In September 1995, USAA 1995-I exceeded the minimum subscription escrow requirement and began its contract purchasing activities. The note offering continued until it was fully subscribed in August 1996. The initial contract purchasing activities of USAA 1995-I were completed in early 1997. As of December 31, 1997, USAA 1995-I had purchased approximately 1200 automobile finance contracts with aggregate balances of approximately $9,000,000. USAA 1995-I incurred approximately $300,000 in initial losses from finance operations during the period from
September 1995 through December 31, 1996.   The initial losses were incurred
during the "development stage of USAA 1995-I and resulted substantially from payment of interest on investor notes prior to purchase of interest-yielding finance contracts from automobile dealers. The finance operations became profitable after completion of the initial finance contract portfolio purchases in early 1997. Net finance income of USAA 1995-I during the year ended December 31, 1997 was approximately $250,000. Credit losses in 1996 and 1997 approximated 5% annually. U.S. Automobile Acceptance Corporation serves as the servicer for U.S. Automobile Acceptance 1995-I, Inc.

        U.S. Automobile Acceptance SNP-III, Inc. ("SNP-III") was incorporated in June 1996 as a Texas corporation. SNP- III filed a Registration Statement in 1996 with the Securities and Exchange Commission and various state securities agencies with respect to its offering of up to $24,000,000 of 11% publicly registered Promissory Notes due December 31, 2001. The offering commenced in late 1996. As of April 15, 1998, the note offering was completed. SNP-III has incurred initial operating losses of approximately $500,000 during the period from November 1996 through December 31, 1997, which resulted substantially from payment of interest on investor notes prior to purchase of interest-yielding finance contracts from automobile dealers. This is referred to as negative interest spread. SNP-III is presently considered to be in the "development stage" as substantially all of its efforts have been expended in establishing the new business, raising capital and purchasing initial finance contracts. SNP-III expects to incur continued negative interest spread until the initial purchase of the finance contract portfolio is substantially completed, in the fourth quarter of 1998. Accordingly, SNP-III expects finance operations will become profitable in the fourth quarter of 1998 or the first quarter of 1999. As of April 15, 1998 SNP-III had received note subscriptions totaling $23,998,000 and had purchased contracts with aggregate balance receivables totaling approximately $20,000,000. SNP-III had incurred only nominal credit losses through April 15, 1998. U.S. Automobile Acceptance Corporation serves as the servicer for U.S. Automobile Acceptance SNP-III, Inc.



DELINQUENCY, CREDIT LOSS AND REVENUE INFORMATION OF CONTRACT SERVICER
OPERATIONS

        U.S. Automobile Acceptance Corporation began contract servicing activities for its affiliates in late 1995. The following tables set forth information relating to Servicer delinquency, credit loss and revenue experience for each year indicated with respect to all contracts it has purchased and continues to service.



                                                           December 31
                                                             1995                 1996                 1997
                                                             ----                 ----                 ----
Total Contract Balances                                    $  351,000          $  7,930,000        $ 20,520,000

Total Delinquent Contracts
  (includes contracts with balances
  over 30 days past due)                                     $  9,000            $  631,000        $  1,609,000
Delinquent Contracts as a % of
  Total Contracts                                                2.5%                  7.9%                7.8%

Repossession Losses                                               -0-            $  249,000          $  663,000

Repossession Losses as a % of
  Total Contracts                                                 -0-                  3.1%                3.2%

Interest Revenue                                            $  15,000            $  940,000        $  2,665,000

        All the above 1995 information represents the initial start-up of the Servicer operations and statistical data presented has been prepared based on only a few months operations and is not comparable to 1996 and 1997 data. Accordingly, 1995 data is not discussed herein. The Servicer's Contract portfolio has continually increased and number of Contracts serviced, total Contract balances and related interest revenues have increased each year. Delinquencies in excess of 30 days or more and repossession losses as a percentage of total Contracts have remained relatively flat. The average portfolio APR interest rates for 1996 and 1997 is in excess of 20% and most Contracts were purchased at a discount. Average Contract balances are generally increasing which is a result of a continuing effort to purchase
Contracts on newer used automobiles.   Repossession losses as a % of total
Contracts may not represent future results because the Servicer's Contract portfolio is continually increasing and is relatively newly purchased. Management expects actual future repossession losses will be higher than reflected herein.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In addition to owning 100% of the Company's Common Stock, Mr. Marshall owns all of the outstanding common stock of USAAC, USAA 1995-I, and SNP-III. Operations and activities of USAA 1995-I and SNP-III are similar to the planned activities and operations of the Company.


        The Company will pay to USAAC a fee of 5% of the gross proceeds from the sale of Notes, as reimbursement for paying the registration, legal, accounting, printing, marketing, trustee and other out-of-pocket fees and expenses, for bearing the general administrative and overhead expenses associated with the Offering and the organization of the Company, and for the services provided by USAAC in connection with the Offering and organization of the Company. All expenses related to this Offering, other than the commissions and fees payable to licensed broker-dealers, will be advanced by USAAC. In the event USAAC advances amounts in excess of 5% of the Offering proceeds, such excess amount shall be borne by USAAC. If amounts advanced by USAAC are less than 5% of the Offering proceeds, the balance of the 5% will represent compensation to USAAC.

        Pursuant to the Servicing Agreement, USAAC will be paid a contract servicing fee of $21.50 per month per Contract, limited to a maximum of $120,000 in any month, for calendar year 1998. This fee will be adjusted at the beginning of each calendar year for inflation, using the U.S. Department of Labor Consumer Price Index. In addition, USAAC will receive a purchase administration fee of $125 per Contract purchased. USAAC will also receive an investor administration fee equal to 1/12th of 1% of the aggregate outstanding principal amount of the Notes, payable monthly, and 1/12th of 1% of aggregate funds held in investment accounts, payable monthly.


        The Company, USAA 1995-I, SNP-III, and USAAC will have conflicts of interest in allocating management time, services, overhead and functions. Management of the Company intends to resolve any such conflicts in a manner that is fair and equitable to the Company, but there can be no assurance that any particular conflict may not be resolved in a manner that adversely affects Noteholders. Management of the Company will endeavor to ensure that it has sufficient staff personnel to be fully capable of discharging its responsibilities to all affiliated entities, but there can be no assurance that such personnel will be available. Although management has established a policy for apportioning business opportunities on a pro rata basis among affiliates, the risk exists that an entity other than the Company will receive more favorable treatment with respect to business opportunities, including the purchase of Contracts. If an insufficient supply of eligible Contracts is available for purchase, there can be no assurances that the Company will be able to keep its assets so invested, which may result in lower rates of return to the investors and/or early redemption of the Notes. See "Risk Factors -Conflicts of Interest."

        There are no family relationships among any of the directors and executive officers of the Company. Except as indicated herein, none of the Company's directors hold directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

                          MANAGEMENT'S DISCUSSION AND
                        ANALYSIS OF FINANCIAL CONDITION
GENERAL
        As of the date of this Prospectus, the Company has had no operating history. The net proceeds of the sale of the Notes will be employed to purchase the Contracts. While the Notes remain outstanding, the Company will not engage in any business other than the purchase, collection and servicing of the Contracts (including repossession and resale of the vehicle collateral).

        The Company's use of the net collection proceeds from the Contracts will be restricted to payments on the Notes and to payments of Allowed Expenses and purchases of additional eligible Contracts.

CAPITAL RESOURCES AND LIQUIDITY

        The Company's primary sources of funds for payment of interest on the Notes will be proceeds from the Contracts and any income on the reinvestment of such proceeds. The Company does not have, nor is it expected to have in the future, any significant source of capital for payment of interest on the Notes and the expenses incurred by it other than proceeds from the Contracts and any income from reinvestment of such proceeds. Payment of the principal or Interest on the Notes is not guaranteed by any other person or entity. Nevertheless, management of the Company believes that the Company will realize sufficient proceeds from the foregoing sources to pay all installments of Interest when due on the Notes.


IMPACT OF YEAR 2000

        Many existing computer programs use only two digits to identify a year in date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, this could result in a system failure or calculations of erroneous results by or at the Year 2000.

        The Servicer's information technology consultant recently assessed the Servicer's readiness to manage Year 2000 issues. This included a review of all current computer systems in use, as well as communications with significant data processing subcontractors to determine the extent to which the Servicer's operations are vulnerable to third parties' failure to correct their own Year 2000 issues. Based on the overall assessment performed, the Servicer has determined that it will not need to significantly modify or replace any of its current systems in order to comply with Year 2000 issues. In addition, based upon communications with significant third party data processing subcontractors, the Servicer is not aware of any material impact on their systems relating to the transition to the Year 2000. The Company's total cost of Year 2000 related issues is not expected to have a material adverse effect on the Company's results of operations.

        However, should the Servicer have a significant failure of its computer systems or its subcontractors' systems related to Year 2000 issues, the Servicer could be required to account for, manage and administrate Contract purchases, Contract collections, investor administration and investor distributions manually or on a reduced computerized basis for a period of time. Because of management's prior experience utilizing manual and partially computerized systems and due to the relatively small number of Contract purchases and investor subscriptions expected by the Company prior to December 31, 1999, the Company does not expect the Year 2000 issues to be a significant financial exposure.


                         INDENTURE OF TRUST PROVISIONS


        The following summaries describe material provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions are incorporated herein by reference.


        An Indenture of Trust will be entered into between the Company and the Trustee, Sterling Trust Company, for the benefit of Noteholders.

        The Company is obligated to pay the fees and expenses of the Trustee relating to the Notes. To secure the Company's payment of such fees and expenses, the Trustee has a lien prior to the Notes on the Trust Estate. The Trustee will accept title to the Security Agreement on behalf of the Noteholders. A description of the Indenture of Trust is set forth below. The duties of the Trustee are to hold the Security Agreement, to perform certain obligations in the event of a default in the payment of the principal and Interest on the Notes, and to execute and deliver to the Company partial or full satisfaction of the Security Agreement upon partial or full repayment of the Notes.

        The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe). The Company also shall comply with the other provisions of TAU by filing annually a certificate of compliance with the Trustee. Copies of any reports filed are available upon request to Noteholders. No fees will be charged in excess of the Company's out-of-pocket expenses in providing such reports.

        The following constitute Events of Default under the Indenture of
Trust:

        (1) the Company fails to pay Interest payments on the Notes when due, and such failure to pay continues for a period of more than five days;


        (2) the Company fails to pay principal of any Notes when due, except during an orderly liquidation, and such failure to pay continues for a period of more than five days;


        (3) the Company fails to comply with any of its other agreements in the Notes, the Security Documents, or the Indenture and the default continues for the period and after the notice specified below;

        (4)   the Company, pursuant to or within the meaning of any Bankruptcy
Law:

              (a)  commences a voluntary case,
              (b) consents to the entry of an order for relief against it in any involuntary case,
              (c) consents to the appointment of a Receiver of it or for any substantial part of its property,
              (d) makes a general assignment for the benefit of its creditors, or
              (e)  fails generally to pay its debts as they become due; or

        (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (a)  is for relief against the Company in an involuntary case,
              (b) appoints a Receiver of the Company or for any substantial part of its property, or
              (c)  orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for 90 days.

        The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term "Receiver" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

        A default under section (3) above is not an Event of Default until the Trustee or the Holders of at least twenty-five percent (25%) in principal amount of the Notes notify the Company of the Default and the Company does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied, and state that the notice is a "Notice of Default."

        If an Event of Default occurs, the Trustee shall, at the direction of Holders of at least twenty-five percent (25%) in principal amount of the Notes by written notice to the Company, declare the principal of and accrued Interest on all the Notes to be due and payable immediately. After a declaration such principal and Interest shall be due and payable immediately.

        If an Event of Default occurs, the Trustee may pursue any available remedy by proceeding at law or in equity, upon receipt of sufficient indemnity, to collect the payment of principal and Interest on the Notes or to enforce the performance of any provision of the Notes, the Security Documents or the Indenture. Notwithstanding anything to the contrary in the Indenture, the Trustee is required to proceed against and liquidate all Collateral before looking to any other assets of the Company.

        The Holders of not less than seventy-five percent (75%) in Notes at the time outstanding may consent on behalf of the Holders of all such Notes to the postponement of any Interest payment for a period not exceeding three years from its due date. The Holders of a majority of the Notes may consent to the waiver of any past default and its consequences, except a default in payment of principal and Interest or any other waiver prohibited under the terms of the Indenture.

        The Holders of a majority in principal amount of the Notes may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of other Noteholders, or that may subject the Trustee to liability.

        If the Trustee collects any money subsequent to an Event of Default, it shall pay out the money in the following order:

        First:     to the Trustee for amounts due;

        Second: to the payment of Allowed Expenses (except in an Event of Default, payments of Allowed Expenses to affiliates will be subordinated to the payment of principal and Interest to Noteholders);

        Third: to Noteholders for amounts due and unpaid on the Notes for Interest, then principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and Interest; and

        Fourth: to the Company and USAAC as a payment of amounts in excess of Trustee fees and costs, Allowed Expenses, and Interest and principal due on the Notes.


        If the Company, at its sole discretion, determines, during the term of the Notes, that there will be insufficient assets to fully repay the Notes at Maturity because of sustained operating losses, excessive credit losses or repossessions, or because the Company is unable to purchase suitable Contracts throughout the term of the Notes for the business of the Company to be profitable, the Company may proceed with an orderly liquidation and early redemption of the Notes. In such an event, the Company shall give 30 days written notice to the Trustee of its intent to orderly liquidate the Company's assets. Commencing immediately after the written notice of orderly liquidation is delivered to the Trustee, all net collection proceeds from the Contracts following the deduction of Allowed Expenses will be required to be deposited in the Note Redemption Account for payment of the Notes. The Company will immediately begin to take action to cause the Contracts to be fully collected and/or sold for cash within a period of one year from the date of the orderly liquidation notice. The Paying Agent will continue to make monthly cash distributions to Noteholders until all assets of the Company have been distributed to the Noteholders. The Company may hold a minimum operating cash reserve of $300,000 during the period of the orderly liquidation. All remaining Company cash after payment of Allowed Expenses will be distributed to the Noteholders as a final distribution within 120 days after the completion of the orderly liquidation period. Cash distributions during the orderly liquidation will be distributed pro rata to each Noteholder based on the outstanding unpaid principal balance of each Note as of the date of the orderly liquidation notice, and losses incurred will be similarly allocated pro rata.


        The Company may amend or supplement the Indenture or the Notes without notice to or consent of any Noteholder to cure any ambiguity, omission, defect, or inconsistency, or to make any change that does not adversely affect the rights of any Noteholder.

        The Company may amend or supplement the Indenture, the Security Documents, or the Notes without notice to any Noteholder but with the written consent of the Holders of not less than a majority in principal amount of the Notes. The Holders of a majority in principal amount of the Notes may waive compliance by the Company with any provision of this Indenture, the Security Documents, or the Notes without notice to any Noteholder. Without the consent of each Noteholder affected, however, an amendment, supplement, or waiver, may not:

        (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;
        (2) reduce the rate or extend the time for payment of Interest on any Note;
        (3)   reduce the principal of or extend the fixed maturity of any Note;
        (4) make any Note payable in money other than that stated in the Note;
        (5) waive a default on payment of principal or of Interest on any Note; or
        (6) impair the right to institute suits to enforce payments due on any Note on or after the respective due dates.

        The Company shall furnish to the Trustee a certificate or opinion of an appraiser or other expert as to the fair value of any property or securities to be released from the lien of the Security Documents, which certificate or opinion shall state that in the opinion of the person making the same the proposed release will not impair the security under the Security Documents in contravention of the provisions thereof, and requiring further that such certificate or opinion shall be made by an independent appraiser, or other expert, if the fair value of such property or securities and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificates or opinions required by the Indenture, is 40% or more of the aggregate principal amount of the Notes at the time outstanding; but such a certificate or opinion of an independent appraiser or other expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificate or opinion required by this paragraph is less than $25,000 or less than 1% of the aggregate principal amount of the Notes at the time outstanding.

        The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the removed Trustee and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:
        (a) the Trustee fails to comply with certain minimum capital requirements;
        (b)   the Trustee is adjudged a bankrupt or an insolvent;
        (c) a receiver or other public officer takes charge of the Trustee or its property;
        (d)   the Trustee otherwise becomes incapable of acting; or
        (e)   the Trustee is sold or otherwise liquidates.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS
GENERAL
        The Contracts are "chattel paper" as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, a security interest in chattel paper may be perfected by taking possession of the chattel paper or by the filing of a UCC financing statement with the Secretary of State of the state in which a corporate debtor's principal place of business is located, which in the case of the Company is the Secretary of State of Oklahoma.

        Upon any purchase of Contracts by the Company, the original Contracts and related title documents for the Financed Vehicles will be delivered to the Company. Upon its purchase, each Contract will be physically marked to indicate the security interest therein of the Company. ln addition, a UCC financing statement will be filed in the appropriate public office to perfect by filing and giving notice of the Company's security interest in the Contracts and all proceeds therefrom.

SECURITY INTERESTS IN FINANCED VEHICLES

        The Company expects that a significant portion of the Contracts will be originated in Oklahoma and Texas. Under the UCC as adopted in Oklahoma and Texas and most other states, retail installment sale contracts such as the Contracts constitute security agreements for personal property and contain grants of security interests in the Financed Vehicles.

        Perfection of security interests in the Financed Vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In Oklahoma and Texas and in many other states, a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

        Upon the purchase of the Contracts, the Seller is required to assign the Contracts (and the security interests arising thereunder in the Financed Vehicles) to the Company. The Seller will also provide evidence that proper applications for certificates of title have been made to ensure that the Company will be named as the lienholder on the certificates of title relating to the financed vehicles.

        Under the laws of Oklahoma and Texas and many other states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a vehicle. The Internal Revenue Code of 1986 also grants priority to certain federal tax liens over the lien of a secured party. Certain state and federal laws permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. Upon the purchase of each Contract, the Seller is required to warrant that the Contract creates a valid, subsisting and enforceable first priority security interest in favor of the Company in the Financed Vehicle. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise or occur at any time during the term of a Contract. No notice will be given to the Company in the event such a lien arises or confiscation occurs.

        If the owner of a Financed Vehicle relocates to another state, under the laws of most states the perfected security interest in the Financed Vehicle would continue for several months after such relocation and thereafter, in most instances, until the owner re-registers the Financed Vehicle in such state. Almost all states generally require surrender of a certificate of title to re-register a titled vehicle. Therefore, the Company must surrender possession, if it holds the certificate of title to such Financed Vehicle, before the Financed Vehicle owner may effect the re-registration. In addition, the Company should receive, absent clerical errors or fraud, notice of surrender of the certificate of title because the Company will be listed as lienholder on its face. Accordingly, the Company will have notice and the opportunity to re-perfect its security interest in the Financed Vehicle in the state of relocation. If the Financed Vehicle owner moves to one of the few states which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Contracts, the Servicer or the Company takes steps to effect such re-perfection upon receipt of notice of re-registration or other information from the Obligor as to relocation. Similarly, when an Obligor under a Contract sells a Financed Vehicle, the Company must surrender possession of the certificate of title or the Company will receive notice as a result of its lien noted thereon. Accordingly, the Company will have an opportunity to require satisfaction of the related Contact before release of the lien.

REPOSSESSION

        In the event of default by an Obligor on a Contract, the holder of the Contract has all the remedies of a secured party under the UCC. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless the Obligor under a Contract voluntarily surrenders a vehicle, self-help repossession, by an individual independent repossession specialist engaged by the Servicer or the Company, is the method presently anticipated to be employed when an Obligor defaults. Self-help repossession is accomplished by retaking possession of the Financed Vehicle. If the Obligor objects or raises a defense to repossession, or if applicable state law so requires, a court order must be obtained from the appropriate state court and repossess the vehicle in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

        In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which the Obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

        In most jurisdictions, the UCC and other state laws require the secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale or the date after which any private sale of the collateral may be held. Unless the Obligor waives his rights after default, the Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid installments of the Contract (less any required discount for prepayment) plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for this sale, plus in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments. It is presently anticipated that repossessed vehicles will generally be resold by the Servicer or the Company, its participating dealer network or through wholesale automobile networks or auctions which are attended principally by dealers.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

        The Servicer or the Company will apply the proceeds of resale of the repossessed vehicles first to reimburse itself for its expenses of resale and repossession and then to the satisfaction of the obligations of the Obligor on the Contract. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the Contract obligations, some states allow a deficiency judgment to be sought. A deficiency judgment is a personal judgment against the Obligor for the difference between the amount of the obligations of the Obligor and the net proceeds from resale. A defaulting Obligor on a Contract typically lacks capital or income following the repossession of the Obligor's Financed Vehicle. Therefore, the Servicer or the Company may determine in its discretion that pursuit of a deficiency judgment is not an appropriate or economically viable remedy or may settle at a significant discount any deficiency judgment that it does obtain.

        Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of the Company or the Servicer to repossess and resell the Financed Vehicles or enforce a deficiency judgment. In the event that deficiency judgments are not obtained, are not satisfied, are satisfied at a discount or are discharged, in whole or in part, in bankruptcy proceedings, including bankruptcy proceedings under Chapter 13 of the Bankruptcy Reform Act of 1978, as amended, the loss will be borne by the Company and may adversely affect the ability of the Company to repay the Notes.

        Occasionally, after resale of a vehicle and payment of all expenses and obligations, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to the former Obligor.

CONSUMER PROTECTION LAWS

        Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon dealers and services involved in consumer finance. These laws include, but are not limited to, the Trust-In-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosure in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Contracts.

        The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common law in certain states, is intended to defeat the ability of the transferor of a consumer credit contract (such as the Contracts), which transferor is the seller of the goods that gave rise to the transaction, to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the Obligor under the contract could assert against the seller of the goods. Most of the Contracts will be subject to the requirements of the FTC Rule. Accordingly, the Company, as holder of the Contracts, may be subject to any claims or defenses that the purchaser of the Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Contract.
The Obligor, however, may also assert the rule to offset remaining amounts due on the Contract as a defense against any claim brought by the Company against such Obligor.

        Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an odometer disclosure statement was not provided to the purchaser of a Financed Vehicle, the Obligor may be able to assert a defense against the seller of the vehicle.

        Courts have imposed general equitable principals on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principals may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

        In several cases, the obligors have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditors do not involve sufficient state action to afford constitutional protection to consumers.

OTHER LIMITATIONS

        In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing a general unsecured creditor for the remainder of the indebtedness.
A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

TRANSFERS OF VEHICLES

        The terms of the Contracts prohibit the sale or transfer of the Financed Vehicle securing a Contract without the secured party's consent and allow for the acceleration of the maturity of the Contract upon a sale or transfer without its consent. In most circumstances, the Company will not consent to a sale or transfer of a Financed Vehicle by an Obligor unless the Obligor prepays the Contract.

                        FEDERAL INCOME TAX CONSEQUENCES


        The following is a summary of the material federal income tax consequences to holders of the Notes based on the opinion of Tyson Hopkins, Independent Certified Public Accountant. This discussion is based on the provisions of the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all in effect as of the date hereof and all which are subject to change (possibly on a retroactive basis). This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to a particular holder of Notes in light of such holder's personal investment circumstances nor does this discussion address special tax implications which may be applicable to certain types of holders of the notes subject to special treatment under the Code (including, without limitation, financial institutions, broker-dealers, regulated investment companies, life- insurance companies, tax-exempt organizations (except as set forth separately), foreign corporations and non-resident aliens). No consideration of state, local or foreign taxation is included herein. The Company has not sought, nor does it intend to seek, any rulings from the IRS relating to the tax issues addressed herein.

FACTUAL ASSUMPTIONS UTILIZED TO DETERMINE TAX CONSEQUENCES

        U.S. Automobile Acceptance SNP-IV, Inc. will be selling certain Notes to United States investors paying a stated rate of interest over a stated period of time. The redemption price of the Notes will not be subject to any premiums or discounts. The stated interest amounts carry an adequate market rate of interest. There will be no premiums, or additional inducements to Noteholders to be issued as a result of the purchase. The Interest on the Notes will be paid monthly over the life of the Notes. At maturity, the Notes will be redeemed at face value.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

        The Notes will be treated as capital assets (generally, property held for investment) within the meaning of Sec. 1221 of the Code. Accordingly, the Noteholders' basis in the Notes will be the face amount paid to acquire the Notes and there will be no amortization of basis over the life of the Notes. Assuming a market develops for the Notes and a Noteholder is able to sell his investment in the marketplace, the Note holder would realize a gain or loss based upon the difference between the sales proceeds received and the Noteholder's basis in the Note. In the event the Notes become worthless, the Noteholder would then incur a capital loss for federal income tax purposes.

        Noteholders who report their income on the cash method of accounting for federal income tax purposes are required to include interest in their gross income in the taxable year in which it is received. Accrual method taxpayers are generally required to include the interest in their gross income in the taxable year in which interest accrues.

PURCHASE OF NOTES BY EXEMPT PLANS AND OTHER EXEMPT ORGANIZATIONS

        Generally, trusts forming part of a pension, profit sharing, or Keogh plan meeting the requirements of Sec. 401 (a) of the Code (all collectively referred to a "Exempt Plans"), and individual retirement accounts and trusts ("IRAs and IRTs"), as well as certain charitable and other organizations described in Code Sec. 501(c) are exempt from federal income tax. However, this exemption does not apply where "unrelated business taxable income" is derived by the Exempt Plan, IRAs, IRTs and other exempt organizations from the conduct of any trade or business which is not substantially related to the exempt function of the entity. If Exempt Plans, IRAs, IRTs and other exempt organizations receive unrelated business taxable income, the Exempt Plans, IRAs, IRTs and other exempt organizations will be subject to a tax imposed by Sec. 511 of the Code on the portion of their income constituting unrelated business taxable income. An Exempt Plan, IRA, IRT or other exempt organizations will also be subject to alternative minimum tax on the unrelated business taxable income.

        Unrelated business taxable income is defined as the gross income derived by an Exempt Plan, IRA, IRT or other exempt organizations from any unrelated trade or business regularly carried on by such entity, less allowed deductions directly connected with the carrying on of such trade or business. However, certain types of income, including interest, dividends, royalties, gains or losses from the sale or exchange of property (other than property held as inventory of held primarily for sale to customers in the ordinary course of trade or business) or rental payments from real property are excluded from the unrelated business taxable income computation.

        If an excluded category of income constitutes "unrelated debt-financed income" then such income is not excluded from the computation of unrelated business taxable income. Unrelated debt-financed income is the percentage of gross income derived from or on account of property with respect to which there is "acquisition indebtedness" equal to the ratio which the average acquisition indebtedness with respect to the property bears to the acquisition basis of such property. A portion of the deductions which are directly connected with the property are allowed in the computation of unrelated debt-financed income. Generally, acquisition indebtedness is indebtedness incurred directly or indirectly in connection with the acquisition of property as well as indebtedness the incurrence of which was reasonably foreseeable at the time of the acquisition of the property. Therefore, if an Exempt Plan, IRA, IRT or other exempt organization borrows funds to acquire the Notes, the interest received on such Notes may be classified as unrelated business taxable income on which an Exempt Plan, IRA, IRT or other exempt organizations may be taxed.

        In considering an investment in the Notes of the Company of a portion of the assets of an Exempt Plan, IRA or IRT a fiduciary should consider: (I) whether the investment is in accordance with the documents and instruments governing the Exempt Plan, IRA or IRT, (ii) whether the investment satisfies the diversification requirements of Sec. 404 (a 1 c) of the Employee Retirement Income Security Act of 1974 ("ERISA"), (iii) whether the investment is prudent, because there may not be a market created in which he can sell or otherwise dispose of the Notes or because the Notes are not adequately secured,
(iv) whether the assets of the Company are considered to be "plan assets" under Department of Labor Regulation 2510.3-101, and 9v) whether the income would be unrelated business taxable income because of the use of acquisitions indebtedness as a source of the funds used to acquire the Notes.

FEDERAL TAX CONSEQUENCES TO U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.

        The Company will utilize the proceeds from the sale of the Notes to obtain certain contracts from automobile dealers, finance companies and others. The Company will recognize a portion of its collections as interest income and the remainder as principal repayment of the contracts. An offsetting deduction will be taken for the amortization of the basis in the contracts to determine gross income. From these amounts, service fees, interest on the Notes, and other administrative costs will be deducted to derive taxable income.


        EXEMPT PLANS, IRAS, IRTS OR OTHER EXEMPT ORGANIZATIONS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS RELATIVE TO THE POSSIBILITY OF UNRELATED BUSINESS TAXABLE INCOME AND ITS CONSEQUENCES TO THEIR SPECIFIC CIRCUMSTANCES PRIOR TO AN INVESTMENT IN THE NOTES OF THE COMPANY.

        THIS SUMMARY OF THE TAX LAWS UNDER THE INTERNAL REVENUE CODE DOES NOT INCLUDE A DISCUSSION OF ANY RULES OR REGULATIONS ENACTED OR PROMULGATED BY THE DEPARTMENT OF LABOR UNDER ERISA. ANY INVESTOR SUBJECT TO ERISA OR DEPARTMENT OF LABOR REGULATIONS RELATING TO EXEMPT PLANS SHOULD CONSULT ITS ADVISORS REGARDING AN INVESTMENT IN THE NOTES.


                             INDEX OF DEFINED TERMS

        "Allowed Expenses" shall mean Contract acquisition fees, Contract servicing and administration expenses, trustee fees, bank charges, legal and accounting fees, taxes, repossession costs, repair and liquidation expenses, insurance premiums, vehicle warranty service contract charges, cost of enforcement of recourse agreements, salaries and other general and administrative expenses of the Company.

        "Bankruptcy Law" shall mean Title 11, United States Code, or any similar federal or state law for the relief of debtors.

        "Code" shall mean the Internal Revenue Code.

        "Commission" shall mean the United States Securities and Exchange Commission.

        "Contracts" shall mean the retail installment finance contracts secured by used automobiles and light trucks, to be purchased by the Company.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

        "Escrow Termination Date" shall mean the date ninety (90) days after the Offering is declared effective by the Securities and Exchange Commission that the Offering will terminate and the escrowed funds will be returned to the investors.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Financed Vehicles" shall mean the used automobiles and light trucks that will secure the Contracts.

        "Indenture" shall mean the trust indenture agreement between the Company and Sterling Trust Company, as trustee.

        "Interest" shall mean the interest on the Company's Callable Asset-Backed Promissory Notes, the initial annual rate of which shall range from 7.75% to 11%, which shall be payable monthly.

        "Master Accounts" shall mean the Master Collections Account and the Master Operating Account.

        "Master Collections Account" shall mean the master collection bank account to be maintained by the Company, into which all proceeds from the collection of the Contracts shall be deposited.

        "Master Operating Account" shall mean the operating account maintained by the Company, into which funds in the Master Collection Account shall be transferred.

        "Maturity Date" shall mean the date upon which all unpaid principal of a Note and accrued Interest thereon shall be due and payable.

        "Minimum Subscription Amount" shall mean $100,000 in principal amount of the Notes.

        "NASD" shall mean the National Association of Securities Dealers, Inc.

        "Note Redemption Account" shall mean the trust account at a financial institution established by the Company, which will relate solely to the Notes and to the Contracts securing the Notes. Funds in the Note Redemption Account will not be commingled with any other moneys of the Company.

        "Noteholders" shall mean the purchasers of the Notes offered hereby.

        "Notes" shall mean the Callable Asset-Backed Promissory Notes with initial annual interest rates ranging from 7.75% to 11%, offered by the Company pursuant to this Prospectus.

        "Offering" shall mean the offering of Callable Asset-Backed Promissory Notes by the Company pursuant to this Prospectus.

        "Paying Agent" shall mean U.S. Automobile Acceptance Corporation, or its designee, in its role as paying agent for payment of interest and principal on the Notes to Noteholders.

        "Payment Dates" shall mean the fifteenth (l5th) day of each month beginning with the first full calendar month following the issuance of a Note and upon maturity, that Interest shall be paid.

        "Registration Statement" shall mean the registration statement on Form S-1, together with all exhibits and schedules thereto, that the Company has filed with the Securities and Exchange Commission.

        "SNP-I" shall mean U.S. Automobile Acceptance SNP-I, Inc., a Delaware corporation, that is an affiliate of the Company.

        "SNP-III" shall mean U.S. Automobile Acceptance SNP-III, Inc., a Texas corporation, that is an affiliate of the Company.

        "Sellers" shall mean the automobile dealerships, automobile sale divisions of national rental car companies and finance companies from whom Contracts will be purchased by the Company.

        "Servicer" shall mean U.S. Automobile Acceptance Corporation, a Texas corporation, which is the parent of the Company and which will act as servicer for the Contracts and provide purchasing and collecting services.

        "Servicing Agreement" shall mean the agreement to be entered into between the Company and USAAC, pursuant to which USAAC is to provide purchasing and collecting services relating to the Contracts.

        "Servicing Fee" shall mean the monthly fee to be paid to the Servicer pursuant to the Servicing Agreement of $21.50 per month per outstanding Contract, subject to certain limitations.

        "Trust Estate" shall mean the collateral securing the Notes, which will consist of all of the Company's right, title and interest in (a) the Contracts, together with all payments and instruments received with respect thereto, (b) the Servicing Agreement, (c) the Master Collection Account, the Master Operating Account, the Note Redemption Account and all funds (including investments) therein, (d) all repossessed or returned Financed Vehicles, and
(e) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

        "Trustee" shall mean Sterling Trust Company in its capacity as trustee pursuant to the Indenture.

        "UCC" shall mean the Uniform Commercial Code.

        "USAA 1995-I" shall mean U.S. Automobile Acceptance 1995-I, Inc., a Texas corporation, that is an affiliate of the Company.

        "USAAC" shall mean U.S. Automobile Acceptance Corporation, a Texas corporation, which is the parent of the Company and which will act as servicer for the Contracts and provice purchasing and collecting services.


                                    EXPERTS

        The financial statements of the Company included in this Prospectus have been audited by Tyson Hopkins, Oklahoma City, Oklahoma, independent certified public accountant, whose report thereon appears elsewhere herein, and have been so included in reliance upon the report and authority of such firm as an expert in auditing and accounting. Tyson Hopkins has also delivered his opinion to the Company as to the federal income tax matters discussed under "Federal Income Tax Consequences."

                                 LEGAL MATTERS

        Certain matters with respect to the validity of the Notes have been passed upon the Company by Amy Waters, Attorney at Law, Waxahachie, Texas. The discussion of the federal income tax consequences relating to the Notes has been passed upon by Tyson Hopkins, independent certified public accountant, Oklahoma City, Oklahoma.

  TYSON HOPKINS
CERTIFIED PUBLIC
   ACCOUNTANT

                                                                 P.O. BOX 12127
                                                               OKLAHOMA CITY, OK
                                                                      73157
                                                                 (405) 789-3617



                          INDEPENDENT AUDITOR'S REPORT




Board of Directors
U.S. Automobile Acceptance SNP-IV, Inc.


I have audited the balance sheet of U.S. Automobile Acceptance SNP-IV, Inc. (the Company) as of September 18, 1998, and the related statement of stockholders' equity for the period from the date of incorporation on January 2, 1998 through September 18, 1998. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.


I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.


In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Automobile Acceptance SNP-IV, Inc. and the changes in stockholders' equity as of and for the period ended September 18, 1998, in conformity with generally accepted accounting principles.





TYSON HOPKINS
Certified Public Accountant


Oklahoma City, Oklahoma
October 8, 1998

                     U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.
                        (a development stage enterprise)





                                  BALANCE SHEET
                            As of September 18, 1998



                                     ASSETS




CURRENT ASSETS
         Cash and cash equivalents                              $ 500,000

OTHER ASSETS
         Note offering costs                                      104,000
         Organization costs                                           700
                                                                ---------

TOTAL ASSETS                                                    $ 604,700
                                                                =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


COMMITMENTS   (Notes B and C)

LIABILITIES:
         Due to affiliate                                       $ 104,700

STOCKHOLDERS' EQUITY
         Common stock - $1.00 par value,
           3,000 shares authorized, 1,000
           shares issued and outstanding                            1,000
         Paid-in capital                                          499,000
                                                                ---------
         Total stockholders' equity                               500,000
                                                                ---------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 604,700
                                                                =========



                 See accompanying notes to financial statements

                     U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.
                        (a development stage enterprise)





                      STATEMENT OF STOCKHOLDERS' EQUITY

        For the period from the date of incorporation on January 2, 1998 through September 18, 1998




                                     Common Stock          Paid-In
                                  Shares      Amount       Capital       Total
                                  ------      ------       -------       -----

Balance prior to
 incorporation on
 January 2, 1998                    -0-          -0-           -0-           -0-

Issuance of common stock
 for cash, par value
 $1,00, sales price
 $500.00 per share                1,000      $ 1,000      $499,000      $500,000
                                  -----      -------      --------      --------

Balances, Sept. 18, 1998          1,000      $ 1,000      $499,000      $500,000
                                  =====      =======      ========      ========




                 See accompanying notes to financial statements

                     U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.
                        (a development stage enterprise)


                          NOTES TO FINANCIAL STATEMENTS


NOTE A -  DESCRIPTION OF BUSINESS

GENERAL

U.S. Automobile Acceptance SNP-IV, Inc. (Company) was incorporated on January 2, 1998 as a Texas Corporation. The Company was formed to purchase, collect and service retail installment sale financing contracts created by the sale of used automobiles and light trucks. The Company has to filed a Registration Statement with the Securities and Exchange Commission and various state security boards with respect to its offering of up to $40,000,000 of Promissory Notes. Upon completion of the review process of the various federal and state regulatory authorities the Company will at that time begin the Note offering. Thereafter, the Company will initiate its principal business operations only after a minimum of $100,000 in Note subscriptions is received.

The Company's fiscal year will end on December 31.

DEVELOPMENT STAGE ENTERPRISE

The Company is considered to be in the "development stage" as substantially all of its efforts have been expended in establishing the new business and planned principal operations have not commenced. In addition, as the Company has received no income and incurred no expenses since inception, statements of income and cash flows are not applicable.

NOTE B - SECURED NOTE OFFERING

The Company plans to offer on a "best efforts basis" up to $40,000,000 of Promissory Notes. The Notes will be offered through licensed broker-dealers. The broker-dealers will be paid commissions from the proceeds of the Note sale. Additionally, the Company will pay an additional 5% of the Note proceeds to an affiliate, U.S. Automobile Acceptance Corporation, as reimbursement of registration, legal, accounting, printing, marketing and other out-of-pocket fees and expenses and allocated general and administrative overhead relating to the offering and the organization of the Company which will be initially borne by the affiliate and for services provided by the affiliate in connection with the offering and organization of the Company. The remainder of the Note sale proceeds will be used to acquire retail installment contracts, generally at a discount, collateralized by used automobiles and light trucks (Contracts). Investor subscription funds received are to be held in an escrow bank account until subscriptions for $100,000 in principal amount of the Notes have been received by the Company.

The Notes will be issued under the terms of an Indenture Agreement. The Notes will be secured by the Contracts and proceeds thereof.

                     U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.
                        (a development stage enterprise)


Use of proceeds of Contract collections is restricted to payments on the notes, payment of certain allowed expenses of the Company and the purchase of additional Contracts.

NOTE C - SIGNIFICANT RISKS AND UNCERTAINTIES

Noteholders may incur risks and uncertainties including concentration of assets since the Company is not expected to have any significant assets other than automobile finance contracts and since most of the Company's borrowers and the related automobile collateral are expected to be located in the states of Texas and Oklahoma. Other risks include limited operating history of the Company, possible decline in future availability and quality of finance contracts to be purchased due to increased competition, possible conflicts of interest between the Company and other affiliates with operations similar to those of the Company.

In the event the proposed Note offering raises only the minimum amount ($100,000) or the Note offering is relatively small, certain operating expenses will be higher in proportion to future revenues than if the offering is substantially larger, and the Company may be unable to pay certain of these expenses. These minimum required expenses or other unforseen expenses could impair the economic viability of the Company.

The Company is reliant on the Servicer for all management, operations and administrative support services, including but not limited to Contract purchasing, general Contract collections, enforcement of various dealer recourse agreements, collateral repossessions and all other general administrative functions. In the event of future economic problems of the Servicer or the Servicer is otherwise unable to properly provide the required services, Noteholders could be adversely affected and could incur a substantial loss of investment.


NOTE D - RELATED PARTY TRANSACTIONS

Michael R. Marshall, an individual and resident of Oklahoma, is the owner 100% of the issued and outstanding common stock of the Company. Total consideration for the common stock and paid-in capital contributed to the Company by its sole stockholder is $500,000.


All Note offering and organization costs will be paid by U.S. Automobile Acceptance Corporation (USAAC) and if the offering is successfully completed, the Company will pay 5% of the proceeds of the Note offering to USAAC as described in Note B. Proceeds from the offering utilized to reimburse the Note offering and organization costs cannot exceed 5% of the offering. The Company will only be liable for these costs if the offering is successful. Pre-offering cost incurred as of September 18, 1998 is approximately $105,000. These costs have been recorded as a liability and capitalized as an asset on the balance sheet of the Company. Upon the completion of the offering, Note offering costs will be amortized over the term of the Notes. Organization costs will be amortized over 60 months.

                     U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.
                        (a development stage enterprise)


The Company's Contracts will be administrated, serviced and collected on behalf of the Company by U.S. Automobile Acceptance Corporation, an affiliate of the Company (Servicer). The Servicer intends to subcontract a portion of the servicing of the Contracts to third parties.

The Servicer will be paid a servicing fee of $21.50 per month, per Contract. In addition, U.S. Automobile Acceptance Corporation will be paid a one time purchase administration fee of $125 per Contract purchased, paid monthly, and will be paid a monthly investor administration fee of 1/12th of 1% of the aggregate principal amount of the Notes outstanding, and 1/12th of 1% of aggregate funds held in investment accounts.

                                   EXHIBIT A

                    U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.


                     CALLABLE ASSET-BACKED PROMISSORY NOTE


                                                            No. ________________


         U.S. Automobile Acceptance SNP-IV, Inc., a Texas corporation (herein referred to as the "Company"), for value received, hereby promises to pay to _______________________________________________________________________ or
registered assigns, the principal sums as set forth below:


$_________________                Class A-1 Promissory Notes                Interest rate:   _________
                                  Due December 31, 2000
$_________________                Class A-2 Promissory Notes                Interest Rate:   _________
                                  Due December 31, 2001
$_________________                Class A-3 Promissory Notes                Interest Rate:   _________
                                  Due December 31, 2002
$_________________                Class A-4 Promissory Notes                Interest rate:   _________
                                  Due December 31, 2003
$_________________                Class A-5 Promissory Notes                Interest Rate:   _________
                                  Due December 31, 2004
$_________________                Class A-6 Promissory Notes                Interest Rate:   _________
                                  Due December 31, 2005
$_________________                Class A-7 Promissory Notes                Interest Rate:   _________
                                  Due December 31, 2006
$_________________                Class A-8 Promissory Notes                Interest Rate:   _________
                                  Due December 31, 2007
TOTAL: $________________


         Each of the above dates represents the stated maturity date of the principal of such Note(s) (the "Stated Maturity"). The Company further agrees to pay interest (computed on the basis of the unpaid portion of said principal sum outstanding from time to time from the date of issue), until the principal amount of this Note is paid in full at the rate per annum stated herein, which interest shall be due and payable upon the fifteenth day of each calendar month (for such interest accruing during the prior month or months) commencing with the first calendar month after the issuance hereof and upon the Stated Maturity (each a "Payment Date"). Interest is calculated on the basis of a 365-day year but is paid in 12 equal monthly installments, regardless of the number of days in each month.


         This Note is one of a duly authorized issue of Notes of the Company, designated as its Callable Asset-Backed Promissory Notes (herein called the "Notes"), all issued and to be issued under an Indenture (herein called the "Indenture"), between the Company and Sterling Trust Company (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes.


         The principal of and interest on this Note are payable in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Company with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note. Any installment of interest which is not paid when and as due shall bear interest, at the lesser of fifteen percent (15%) or the maximum amount allowed by law, from the date due to the date of payment thereof.

         Monthly payment of interest shall be made by check or electronic transfer, mailed or transferred to the person whose name appears as the Holder of this Note on the Note Register as of the first day of the month in which such Payment Date occurs (the "Record Date") without requiring that this Note be submitted for notation of payment. Checks returned undelivered will be held by the Company or its designee for payment to the person entitled thereto. Payment of the outstanding principal of and accrued interest on this Note at the Stated Maturity or of the Redemption Price (as hereinafter defined) payable on any Redemption Date (as hereinafter defined) as of which this Note or any portion hereof has been called for redemption shall be made upon presentation of this Note to the Paying Agent appointed by the Company for such purpose.

         The payment of principal and accrued interest on the Notes, when due, is secured by the Trust Estate, which consists of, among other things, a first priority, perfected security interest in specific motor vehicle retail installment contracts and the funds in the Master Collection Account, the Master Operating Account, and the Note Redemption Account (as such terms are defined in the Indenture).

         If an Event of Default shall occur and be continuing with respect to the Notes, the Notes, and all principal and unpaid accrued interest, may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Notes may be redeemed or partially redeemed any time during the term of the Notes on any Payment Date (the "Redemption Date"), at a redemption price of 100% of the principal amount being redeemed (the "Redemption Price"), together with accrued and unpaid interest on the unpaid principal amount thereof to the date fixed for redemption. Notice of such redemption shall be mailed by the Company not later than the twentieth day, and not earlier than the sixtieth day, before the date fixed for redemption to the Holders of the Notes so to be redeemed.

         If provision is made for the redemption and payment of this Note or any portion, this Note or such portion shall thereupon cease to bear interest from and after the Redemption Date. In the event of redemption of any Note in part only, a new Note or Notes for the unredeemed portion thereof shall be issued in the name of the registered holder thereof upon surrender thereof.


         If the Company, at its sole discretion, determines, during the term of this Note, that there will be insufficient assets to fully repay the Notes at Maturity because of sustained operating losses, excessive credit losses or repossessions, or because the Company is unable to purchase suitable Contracts throughout the term of the Notes for the business of the Company to be profitable, the Company may proceed with an orderly liquidation and early redemption of the Notes. In such an event, the Company shall give 30 days written notice to the Trustee of its intent to orderly liquidate the Company's assets. Commencing immediately after the written notice of orderly liquidation is delivered to the Trustee, all net collection proceeds from the Contracts following the deduction of Allowed Expenses will be required to be deposited in the Note Redemption Account for payment of the Notes. The Company will immediately begin to take action to cause the Contracts to be fully collected and/or sold for cash within a period of one year from the date of the orderly liquidation notice. The Paying Agent will continue to make monthly cash distributions to Noteholders until all assets of the Company have been distributed to the Noteholders. The Company is authorized to hold a minimum operating cash reserve of $300,000 during the period of the orderly liquidation. All remaining Company cash after payment of Allowed Expenses will be distributed to the Noteholders as a final distribution within 120 days after the completion of the orderly liquidation period. All cash distributions during the orderly liquidation will be distributed pro rata to each Noteholder based on the outstanding unpaid principal balance of each Note as of the date of the orderly liquidation notice. Any losses incurred will be similarly allocated pro rata to all outstanding Noteholders.


         The transfer of this Note may be registered on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency designated by the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company with the consent of the Holders of Notes representing more than 50% of the principal amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Note issued thereunder.

         The term "Company" as used in this Note includes any successor to the Company under the Indenture.

         The Notes are exchangeable for a like aggregate principal amount of a different authorized denomination, as requested by the Holder.

         This Note shall be construed in accordance with, and governed by, the laws of the State of Texas applicable to agreements made and to be performed therein.

         IN WITNESS WHEREOF, U.S. Automobile Acceptance SNP-IV, Inc. has caused this instrument to be duly executed.

Dated:  __________________________
                                       U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC., a Texas Corporation


                                       By: _________________________________
                                           Authorized Officer


Authenticated by:


_________________________
Authorized Officer

                                   EXHIBIT B

                               INDENTURE OF TRUST

         This Indenture of Trust is dated as of the________day of______ , 199____ , by and between U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC. (the "Company"), and Sterling Trust Company (the "Trustee").


         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Callable Asset-Backed Promissory Notes.


         NOW, THEREFORE, for valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     DEFINITIONS.


         "Allowed Expenses" means expenses to be paid from collection proceeds from the Contracts, which include Contract acquisition fees, Contract servicing and administration expenses, trustee fees, bank charges, legal and accounting fees, taxes, repossession costs, repair and liquidation expenses, insurance premiums, vehicle warranty service contract charges, cost of enforcement of recourse agreements, salaries and other general and administrative expenses. The general and administrative expenses to be incurred by the Company are expenses that will be incurred in connection with the purchasing, collection and servicing of notor vehicle installment contracts (the "Contracts").



         "Collateral" means the collateral as described in the Security Agreement, which includes all of the following: (i) any and all Contracts acquired with the funds constituting the indebtedness or with funds received from the repayment of the Contracts or the replacement contracts received from automobile dealerships to replace any of the Contracts (the "Replacement Contracts"), which Contracts or Replacement Contracts are originated in connection with the financing of new and used automobiles and light-duty trucks (the "Vehicles"), including all rights to receive payments thereunder and security interests in and instruments of title to the Vehicles, whether now owned or hereafter acquired; (ii) all funds in the Debtor bank accounts styled Master Collections Account, Master Operating Account and Note Redemption Account; (iii) all proceeds of an offering pursuant to the Registration Statement of the Company filed with the Securities and Exchange Commission (the "Registration Statement"); and (iv) all products thereof and all cash and noncash proceeds of any of the foregoing, in any form, including, without limitation, proceeds of insurance policies from the loss thereof, all titles to the Vehicles and all assignment of liens, all Contracts, Vehicle titles, assignments, recourse agreements, other documents and instruments in the possession of the Company, and any documents or instruments in the possession, custody and control of the Servicer, any substitute servicer, or any independent custodian.


         "Company" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.


         "Contracts" means retail installment sales contracts backed by liens on used automobiles and light trucks to be purchased by the Company from automobile dealerships, automobile sale divisions of national rental car companies and finance companies.


         "Default" means any event which is, or after notice or lapse of time or both would be, an Event of Default pursuant to Section 6.01 of this Indenture of Trust.

         "Financed Vehicles" means the used automobiles and light trucks which are security for the Contracts.


         "Holder" or "Noteholder" means the person in whose name a Note is registered on the Registrar's books.


         "Indenture" means this Indenture of Trust, as amended or supplemented from time to time.

         "Master Collections Account" means the bank account into which all proceeds from the collection of the Contracts are to be deposited.


         "Master Operating Account" means the operating account to be maintained by the Company into which the amounts in the Master Collections Account attributable to the Contracts will be directly transferred.


         "Net Collection Proceeds" means collection proceeds remaining from the Contracts after deduction for payments of interest and Allowed Expenses.

         "Note Redemption Account" the interest-bearing account into which the Company will deposit the net collection proceeds, from the Contracts for payment on the Notes.


         "Notes" means the Callable Asset-Backed Promissory Notes of the Company issued pursuant to this Indenture.


         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, or the Secretary of the Company.

         "Officer's Certificate" means a certificate signed by an Officer or by an Assistant Treasurer or Assistant Secretary of the Company.

         "Paying Agent" means U.S. Automobile Acceptance Corporation, or its designee.

         "Payment Date" means the fifteenth (l5th) day of each month beginning with the first full calendar month following the issuance of a Note, that payments of interest shall be made, and upon maturity, when the final payment consisting of principal and accrued interest shall be made.

         "Redemption Date" means such Payment Date, that the Notes may be redeemed at the option of the Company.

         "Redemption Price" means the price, equal to 100% of the principal amount to be redeemed, and any accrued but unpaid interest, to be paid to Noteholders upon redemption of the Notes.

         "Registrar" means U.S. Automobile Acceptance Corporation, or its designee.

         "SEC" means the Securities and Exchange Commission.

         "Security Documents" means the Security Agreement which provides that the Collateral is pledged as security for the Notes.

         "Servicer" means U.S. Automobile Acceptance Corporation, a Texas corporation, with which the Company has contracted to provide purchasing and collecting services, or any substitute servicer with which the Company may contract.

         "Servicing Agreement" means the agreement between the Company and the Servicer pursuant to which the Contracts will be serviced on behalf of the Company.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section 77 aaa, et seq.) as in effect on the date of this Indenture.


         "Trust Estate" means all of the Company's right, title and interest in
(a) the Contracts and the Replacement Contracts, together with all payments and instruments received with respect thereto, (b) the Servicing Agreement, (c) the Master Collections Account, the Master Operating Account, the Note Redemption Account and all funds (including investments) therein, (d) all repossessed or returned Financed Vehicles, and (e) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

SECTION 1.02.     OTHER DEFINITIONS.

TERM                               DEFINED IN SECTION
----                               ------------------

"Bankruptcy Law"                         6.01
"Legal Holiday"                          8.10
"Paying Agent"                           2.03
"Registrar"                              2.03
"Receiver"                               6.01


SECTION 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:


         "Indenture Securities" means the Notes.

         "Indenture Security Holder" means a Noteholder.

         "Indenture to be Qualified" means this Indenture.

         "Indenture Trustee" or "Institutional Trustee" means the Trustee.

         "Obligor" on the Indenture Securities means the Company.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by SEC rule have the meanings assigned to them.

SECTION 1.04.     RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (a)      a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

         (c)      "or" is not exclusive; and

         (d) words in the singular include the plural and in the plural include the singular.

                                   ARTICLE 2

                                 THE SECURITIES

SECTION 2.01.     FORM AND DATING.

         The Notes shall be substantially in the form of Exhibit "A" to this Indenture. The Notes may have notations, legends, or endorsements required by law or usage. The Company shall approve the form of the Notes and any notation, legend, or endorsement on them. Each Note shall be dated the date of its issuance.

SECTION 2.02.     EXECUTION AND AUTHENTICATION.

         An Officer of U.S. Automobile Acceptance Corporation, or its designee, shall sign and authenticate the Notes. Execution of the Notes is permitted by the manual or facsimile signature of the obligor and authentication may be made by manual signature. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. If an Officer who signed a Note no longer holds that office at a later date, the Note shall be valid nevertheless.

         The aggregate principal amount of Notes outstanding at any time may not exceed $40,000,000. Note denominations of $1,000 or any multiple thereof are authorized.

SECTION 2.03.     REGISTRATION AND PAYMENT

         U.S. Automobile Acceptance Corporation, its designee, or any successor, shall act as Registrar and Paying Agent for purposes of registration or transfer of the Notes and for payment of interest and principal on the Notes. The Registrar shall keep a register of the Notes and of their transfer and exchange. Notes shall be presented to the Paying Agent for final payment.

SECTION 2.04.     NOTEHOLDER LISTS.

         The Trustee shall preserve the most recent list provided to it by the Registrar of the names and addresses of Noteholders. At the end of each month during the offering to the end of each six months after the close of the offering, the Registrar shall furnish to the Trustee and at such other times as the Trustee may request in writing a list in such form and as of such date of the names and addresses of Noteholders. The Trustee may conclusively rely on such list.

SECTION 2.05.     REGISTRATION, TRANSFER, AND EXCHANGE.


         When a Note is presented to the Registrar or a Co-registrar with a request to register transfer, the Registrar shall register the transfer as requested. To permit transfer and exchanges of the type provided for in Section 7.05, an Officer shall authenticate Notes at the Registrar's request. The Company may charge a reasonable fee for any transfer, but not for any exchange pursuant to Section 7.05.


                                   ARTICLE 3

                                    TRUSTEE

SECTION 3.01.     ACCEPTANCE OF TRUST.

         The Trustee hereby accepts the appointment as Trustee under the terms and conditions hereof.

SECTION 3.02.     DUTIES OF TRUSTEE.

         (a) Upon the occurrence of an Event of Default, and upon receipt of notice of such Event of Default by the Trustee, the Trustee shall obtain and hold the Collateral under the Security Documents in trust for the benefit of the Noteholders and exercise any rights granted to it under the Security Documents.

         (b) If an Event of Default has occurred, the Trustee shall exercise its rights and powers, as set forth in this Section 3.02 and in Section 3.03 below, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Except during the continuance of an Event of Default, the Trustee shall perform only those duties that are specifically set forth in this Indenture and no others.

         (c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct or breach of contract, except that the Trustee shall not be liable for any error of judgment made in good faith and/or in reliance upon opinion of counsel, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

         (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, or expense.

         (e) The Trustee shall not be liable for interest on any money received by it.

         (f) The Trustee is authorized and directed to enter into the Security Agreement on behalf of the Noteholders solely in its capacity as Trustee under this Indenture.

SECTION 3.03.     RIGHTS OF TRUSTEE.

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the any such document.

         (b) The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or opinion of counsel. The Trustee may consult with counsel and any advice or opinion of counsel shall be full and complete protection in respect of any action taken or not taken by it hereunder in reliance upon such advice or opinion of counsel.

         (c) The Trustee may act through agents and attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

SECTION 3.04.     TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture, the Security Documents or the Notes. The recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes or in any prospectus used in the sale of the Notes.

SECTION 3.05.     INDIVIDUAL RIGHTS OF TRUSTEE, ETC.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, or Co-registrar may do the same with like rights.

SECTION 3.06.     REPORTS BY TRUSTEE TO HOLDERS.

         If required under the provisions of TIA Section 313(a), within 60 days after each December 31st beginning with the December 31st following the date of this Indenture, the Trustee shall provide to the Noteholders specified in TIA
Section 313(c) a brief report dated as of such December 31st that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). Within the time period provided for in TIA Section 313(b), the Trustee shall provide to those Noteholders specified in TIA Section 313(c) the brief reports required by TIA Section 313(b).

SECTION 3.07.     COMPENSATION AND INDEMNITY.

The Company agrees:

         (a) to pay the Trustee from time to time, in its capacity as Trustee, reasonable compensation for all services rendered by it hereunder, including extraordinary services such as default administration (which compensation shall not be limited by a provision of law in regard to the compensation of the trustee of an express trust);

         (b) to reimburse the Trustee, in its capacity as Trustee, upon its request for all reasonable expenses and disbursements incurred or made by the Trustee (including the reasonable compensation, disbursements and expenses of its agents and counsel), except any such expenses or disbursements as may be attributable to its negligence or bad faith; and

         (c) to indemnify the Trustee, in its capacity as Trustee, for, and to hold it harmless against any loss, cost, liability, claim or expense incurred without gross negligence or bad faith on its part related to or arising out of the acceptance of and administration of the duties of the Trustee, in its capacity as Trustee hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Company shall reimburse the Trustee upon its request for any legal expenses in connection with the foregoing.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property of the Company. The obligations of the Company in this Section shall survive the discharge of this Indenture or resignation or removal of the Trustee.

         When the Trustee incurs expenses or renders services after the occurrence of an Event of Default, the expenses and the compensation for services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 3.08.     REPLACEMENT OF TRUSTEE.

         The Trustee, in its capacity as Trustee, may resign by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee, in its capacity as Trustee, by so notifying the removed Trustee and may appoint a successor Trustee, with the Company's consent. The Company may remove the Trustee if:

         (a)      the Trustee fails to comply with Section 3.10;

         (b)      the Trustee is adjudged a bankrupt or an insolvent;

         (c) a receiver or other public officer takes charge of the Trustee or its property;

         (d)      the Trustee otherwise becomes incapable of acting; or

         (e)      the Trustee is sold or otherwise liquidates.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee, for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of the Trustee shall not be effective until a successor Trustee has been appointed.


         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, and the resignation or removal of the retiring Trustee shall become effective. The successor Trustee shall have the rights, powers, and duties of the Trustee under Sections 3.02 and 3.03 of this Indenture. A successor Trustee shall give notice of its succession to each Noteholder as provided in Section 8.02.


         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 3.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

SECTION 3.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the resulting, surviving, or transferee corporation upon approval of the Company shall be the successor Trustee. The Company shall notify the Trustee whether such approval will be granted within 30 days after the Company receives written notice of such consolidation, merger, conversion, or transfer of corporate trust business by the Trustee.

SECTION 3.10.     ELIGIBILITY; DISQUALIFICATION.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $150,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

SECTION 3.12.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST CORPORATION.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 3.13      CO-TRUSTEE.

         At any time for the purpose of meeting any legal requirements of any jurisdiction, including in case of the exercise of any rights or remedies of the Trustee upon an Event of Default hereunder, the Company and the Trustee acting jointly shall have the power to appoint an additional institution or individual as a separate or co-trustee and to vest in such separate or co-trustee such powers, duties, obligations and rights as the Trustee and the Company may consider necessary or desirable. If the Company shall not join in such appointment within fifteen days after receipt of a request of the Trustee to do so, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.

         Upon the appointment of a separate or co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee may be exercised and performed by the Trustee and such separate or co-trustee jointly except to the extent that under any law in any jurisdiction in which any act or acts are to be performed the Trustee shall not be permitted or qualified to perform such act or acts in which event such act or acts shall be exercised and performed by the separate or co-trustee at the written direction of the Trustee.

                                   ARTICLE 4

                                   COVENANTS

SECTION 4.01.     PAYMENT OF NOTES.

         (a) The Company shall cause the Paying Agent to promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes, from funds in the Note Redemption Account; provided, however, that the Paying Agent shall be required to pay the Notes only from and to the extent of the moneys transferred by the Company to the Note Redemption Account pursuant to Sections 4.01(b) and 4.01(c).

         (b) To facilitate payment of the Notes, the Company shall transfer to the Note Redemption Account at least one (1) business day prior to the Payment Date or Redemption Date for the Notes sufficient money to make the required principal and interest payments.


         (c) Redemption of the Notes may occur at the option of the Company on any Payment Date and may be in whole or from time to time in part. Except in connection with an orderly liquidation pursuant to Article 5 hereof, any redemption of Notes will be at 100% of the principal amount thereof being redeemed, together with Interest accrued as of the Redemption Date, without any premium or penalty. Notice will be mailed to all Noteholders setting forth (i) the Redemption Date, (ii) the Redemption Price, (iii) the name and address of the Paying Agent, (iv) a statement that the Notes must be delivered to the Paying Agent, and (v) a statement that interest on the Notes, or portion thereof being redeemed, ceases to accrue on and after the Redemption Date. In the case of notice to the holder of any Note to be redeemed in part, a new Note or Notes in principal amount equal to the unredeemed portion of such Note will be issued. In the event of partial redemption of the Notes, the Notes to be redeemed in whole or in part will be selected on a random basis, by lot, as solely determined by the Company.

SECTION 4.02.     COMPLIANCE CERTIFICATE.

         The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the Company or the signers know of any Default by the Company in performing its covenants under the Indenture, the Security Agreement, or the Custodian Agreement. If they do know of such Default, the Officer's Certificate shall describe the Default.

SECTION 4.03.     SEC REPORTS.

         The Company shall file with the Trustee within 15 days after it files such documents with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe). The Company also shall comply with the other provisions of TIA Section 314(a).


                                   ARTICLE 5

                    EARLY REDEMPTION AND ORDERLY LIQUIDATION

SECTION 5.01.     GENERAL.

         If the Company, at its sole discretion, determines, during the term of the Notes, that there will be insufficient assets to fully repay the Notes at Maturity because of sustained operating losses, excessive credit losses or repossessions, or because the Company is unable to purchase suitable Contracts throughout the term of the Notes for the business of the Company to be profitable, the Company may proceed with an orderly liquidation and early redemption of the Notes. In such an event, the Company shall give 30 days written notice to the Trustee of its intent to orderly liquidate the Company's assets.

SECTION 5.02.     LIQUIDATION.

         Commencing immediately after the written notice of orderly liquidation is delivered to the Trustee, all net collection proceeds from the Contracts following the deduction of Allowed Expenses will be required to be deposited in the Note Redemption Account for payment of the Notes. The Company will immediately begin to take action to cause the Contracts to be fully collected and/or sold for cash within a period of one year from the date of the orderly liquidation notice. The Paying Agent will continue to make monthly cash distributions to Noteholders until all assets of the Company have been distributed to the Noteholders. The Company is authorized to hold a minimum operating cash reserve of $300,000 during the period of the orderly liquidation. All remaining Company cash after payment of Allowed Expenses will be distributed to the Noteholders as a final distribution within 120 days after the completion of the orderly liquidation period.

SECTION 5.03.     NOTEHOLDERS TO PARTICIPATE PRO RATA.

         All cash distributions during the orderly liquidation will be distributed pro rata to each Noteholder based on the outstanding unpaid principal balance of each Note as of the date of the orderly liquidation notice. Any losses incurred will be similarly allocated pro rata to all outstanding Noteholders.



                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.     EVENTS OF DEFAULT.

         Subject to the limitations set forth in this Article 6, an Event of Default occurs if and when:


         (1) the Company fails to cause the interest payments on the Notes to be paid when due, and such failure to pay continues for a period of more than five days;

         (2) the Company fails to cause the principal of any Notes to be paid when due, except in connection with an orderly liquidation as set forth in Article 5 hereof, and such failure to pay continues for a period of more than five days;


         (3) the Company fails to comply with any of its other agreements in the Notes, the Security Documents, or this Indenture and the Default continues for the period and after the notice specified below;

         (4) the Company, pursuant to or within the meaning of any Bankruptcy Law:

                  (a)   commences a voluntary case,

                  (b) consents to the entry of an order for relief against it in any involuntary case,

                  (c) consents to the appointment of a Receiver of it or for any substantial part of its property,

                  (d) makes a general assignment for the benefit of its creditors, or

                  (e)   fails generally to pay its debts as they become due; or

         (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (a) is for relief against the Company in an involuntary case,

                  (b) appoints a Receiver of the Company or for any substantial part of its property, or

                  (c)   orders the liquidation of the Company,

                  and the order or decree remains unstayed and in effect for 90 days.

         The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term "Receiver" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.


         A Default under section 6.01(3) is not an Event of Default until the Trustee or the Holders of at least twenty-five percent (25%) in principal amount of the Notes notify the Company of the Default and the Company does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied, and state that the notice is a "Notice of Default."



SECTION 6.02.     ACCELERATION.

         If an Event of Default occurs as provided in Section 6.01, the Trustee shall, at the direction of Holders of at least twenty-five percent (25%) in principal amount of the Notes by written notice to the Company, declare the principal of and accrued interest on all the Notes to be due and payable immediately. After a declaration such principal and interest shall be due and payable immediately.



SECTION 6.03.      OTHER REMEDIES; LIMITATION.

         Subject to the provisions of the preceding paragraph, if an Event of Default occurs, as provided in Section 6.01, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes, the Security Documents or this Indenture.


         Notwithstanding anything to the contrary in this Agreement, the Trustee is required to proceed against and liquidate all Collateral before looking to any other assets of the Company.

SECTION 6.04.     POSTPONEMENT OF INTEREST PAYMENT; WAIVER OR DEFAULT.

         The Holders of not less than seventy-five percent (75%) of the Notes at the time outstanding may consent on behalf of the Holders of all such Notes to the postponement of any interest payment for a period not exceeding three years from its due date or to the waiver of any past Default and its consequences, except a Default in payment of principal and interest or any other waiver prohibited under Section 7.02.



SECTION 6.05.     CONTROL BY MAJORITY.


         The Holders of a majority in principal amount of the Notes may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of other Noteholders, or that may subject the Trustee to personal liability.


SECTION 6.06.     LIMITATION ON SUITS.


         A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over the other Noteholder.

         A Noteholder may not institute any suit if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the lien of the Indenture upon any property subject to such lien.


SECTION 6.07.     PRIORITIES.


         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, in its capacity as Trustee, for amounts due under Section 3.07;

         Second: to the payment of Allowed Expenses (except in an Event of Default, payments of Allowed Expenses to affiliates will be subordinated to the payment of principal and Interest to Noteholders);

         Third: to Noteholders for amounts due and unpaid on the Notes for interest, then principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

         Fourth: to the Company as a payment of amounts in excess of Trustee fees and costs, Allowed Expenses, and interest and principal due on the Notes.


                                   ARTICLE 7


                      AMENDMENTS, SUPPLEMENTS, AND WAIVERS


SECTION 7.01.     WITHOUT CONSENT OF HOLDERS.


         The Company may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder to cure any ambiguity, omission, defect, or inconsistency, or to make any change that does not adversely affect the rights of any Noteholder.


SECTION 7.02.     WITH CONSENT OF HOLDERS.


         The Company may amend or supplement this Indenture, the Security Documents, or the Notes without notice to any Noteholder but with the written consent of the Holders of not less than a majority in principal amount of the Notes. The Holders of a majority in principal amount of the Notes may waive compliance by the Company with any provision of this Indenture, the Security Documents, or the Notes without notice to any Noteholder.

Without the consent of each Noteholder affected, however, an amendment, supplement, or waiver, except the waiver pursuant to Section 6.04, may not:


         (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver,

         (2) reduce the rate or extend the time for payment of interest on any Note;

         (3) reduce the principal of or extend the fixed maturity of any Note;

         (4) make any Note payable in money other than that stated in the Note; or

         (5) waive a default on payment of principal or of interest on any Note.

         (6) impair the right to institute suite to enforce payments due on any Note on or after the respective due dates.


SECTION 7.03.     COMPLIANCE WITH TRUST INDENTURE ACT


         The terms hereof provide that it will comply with provisions of the TIA. Every amendment to or supplement of this Indenture, the Security Documents, or the Notes shall comply with the TIA as then in effect.


SECTION 7.04.     REVOCATION AND EFFECT OF CONSENTS.


         A consent to an amendment, supplement, or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note.


         After an amendment, supplement, or waiver becomes effective, it shall bind every Noteholder unless it makes a change described in Sections 7.02(2) through (5). In that case the amendment, supplement, or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.



SECTION 7.05.     NOTATION ON OR EXCHANGE OF SECURITIES.


         If an amendment, supplement, or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Company. The Company may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Company shall authenticate a new Note that reflects the changed terms.


SECTION 7.06.     TRUSTEE TO SIGN AMENDMENTS, ETC.


         The Trustee shall sign any amendment, supplement, or waiver authorized pursuant to this Article.

         The Trustee may rely upon an Officer's Certificate and an opinion of counsel as conclusive evidence that any amendment, supplement or waiver complies with the provisions of this Indenture.


                                   ARTICLE 8

                                 MISCELLANEOUS

SECTION 8.01.     TRUST INDENTURE ACT CONTROLS.


         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 8.02.     NOTICES.


         Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

         If to the Company:        U.S. Automobile Acceptance SNP-IV, Inc.
                                   1120 N.W. 63rd, Suite G-106
                                   Oklahoma City, Oklahoma 73116

         If to the Trustee:        Sterling Trust Company
                                   P.O. Box 2526
                                   Waco, Texas 76702

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to Noteholders shall be sufficiently given if mailed by first-class mail to each Registered Noteholder.

         Any notice or communication mailed to a Noteholder shall be mailed to him at his address as it appears on the lists or registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to give notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed, it is duly given, whether or not the Noteholder receives or reads it.


SECTION 8.03.     COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.


         Within five business days after the receipt by the Trustee of a written application by any three or more Noteholders stating that the applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, the Trustee shall, at its election, either (1) afford to such applicants access to all information so furnished to or received by the Trustee, or (2) inform such applicants as to the approximate number of Noteholders according to the most recent information so furnished to or received by the Trustee, and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application. If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to all such Noteholders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment or provision for payment, of the reasonable expenses of such mailing, unless within five days after such tender, the Trustee shall mail to such applicants, and file with the SEC together with a copy of the material to be mailed, a written statement to the effect that such mailing would be contrary to the best interests of the Noteholders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. After opportunity for hearing upon the objections specified in the written statement so filed, the SEC may, and if demanded by the Trustee or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them. If the SEC shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the SEC shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Noteholders with reasonable promptness after the entry of such order and the renewal of such tender.


SECTION 8.04.     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.


         Upon any request or application to take any action under this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that, in the opinion of the Company and the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 8.05.     CERTIFICATES OF FAIR VALUE.

         The Company shall furnish to the Trustee a certificate or opinion of an appraiser or other expert as to the fair value of any property or securities to be released from the lien of the Security Documents, which certificate or opinion shall state that in the opinion of the person making the same the proposed release will not impair the security under the Security Documents in contravention of the provisions thereof, and requiring further that such certificate or opinion shall be made by an independent appraiser, or other expert, if the fair value of such property or securities and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificates or opinions required by this
Section 8.06, is 40% or more of the aggregate principal amount of the Notes at the time outstanding; but such a certificate or opinion of an independent appraiser or other expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificate or opinion required by this paragraph is less than $25,000 or less than 1% of the aggregate principal amount of the Notes at the time outstanding.


         Any such certificate or opinion may be made by an officer or employee of the Company who is duly authorized to make such certificate or opinion by the Company from time to time except in cases in which this Section requires that such certificate or opinion be made by an independent person, in which case, the certificate or opinion shall be made by an independent appraiser, or other expert selected or approved by the Trustee in the exercise of reasonable care. The Trustee shall not be liable for any such expense or for the actions or omissions of such independent appraiser or other expert.


SECTION 8.06.     STATEMENTS REQUIRED IN CERTIFICATE AND OPINION.


         Each certificate or opinion with respect to compliance with a condition or covenants in this Indenture shall include:

         (1) a statement the person making such certificate has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.


SECTION 8.07.     WHEN TREASURY SECURITIES DISREGARDED.


         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, or consent, Notes owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, or consent, only Notes which the Trustee knows are so owned shall be disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.


SECTION 8.08.     ACTION BY NOTEHOLDERS.


         Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing.

SECTION 8.09.     LEGAL HOLIDAYS.


         A "Legal Holiday" is a Saturday, a Sunday, a legal holiday, or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.


SECTION 8.10.     GOVERNING LAW.


         This Indenture, the Security Documents, and the Notes shall be governed by the laws of the State of Texas, provided the duties and responsibilities of the Trustee shall be construed under the laws of the jurisdiction of its organization or incorporation applied without giving effect to any conflicts-of-law principles. Venue shall lie in the County of Dallas.


SECTION 8.11.     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.


         This Indenture may not be used to interpret another indenture, loan, or debt agreement of the Company. Any such indenture, loan, or debt agreement may not be used to interpret this Indenture.


SECTION 8.12.     SUCCESSORS.


         All agreements of the Company in this Indenture, the Security Documents, and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.


SECTION 8.13.     DUPLICATE ORIGINALS.


         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         IN WITNESS WHEREOF, the parties have signed this Indenture as of the day and year first above written.

                               U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC., a Texas Corporation

                               By:
                                  ---------------------------------------------
                               Its:
                                   --------------------------------------------


                               STERLING TRUST COMPANY

                               By:
                                  ---------------------------------------------
                               Its:
                                   --------------------------------------------

                                   Exhibit A

                    U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.


                     CALLABLE ASSET-BACKED PROMISSORY NOTE


                                                           No.
                                                             ------------------


         U.S. Automobile Acceptance SNP-IV, Inc., a Texas corporation (herein referred to as the "Company"), for value received, hereby promises to pay_________ to or registered assigns, the principal sums as set forth below:



         $                                  Class A-1 Promissory Notes                  Interest rate:
          -----------------                 Due December 31, 2000                                     -----------------

         $                                  Class A-2 Promissory Notes                  Interest Rate:
          -----------------                 Due December 31, 2001                                     -----------------

         $                                  Class A-3 Promissory Notes                  Interest Rate:
          -----------------                 Due December 31, 2002                                     -----------------

         $                                  Class A-4 Promissory Notes                  Interest rate:
          -----------------                 Due December 31, 2003                                     -----------------

         $                                  Class A-5 Promissory Notes                  Interest Rate:
          -----------------                 Due December 31, 2004                                     -----------------

         $                                  Class A-6 Promissory Notes                  Interest Rate:
          -----------------                 Due December 31, 2005                                     -----------------

         $                                  Class A-7 Promissory Notes                  Interest Rate:
          -----------------                 Due December 31, 2006                                     -----------------

         $                                  Class A-8 Promissory Notes                  Interest Rate:
          -----------------                 Due December 31, 2007                                     -----------------

         TOTAL:

         $
          -----------------


         Each of the above dates represents the stated maturity date of the principal of such Note(s) (the "Stated Maturity"). The Company further agrees to pay interest (computed on the basis of the unpaid portion of said principal sum outstanding from time to time from the date of issue), until the principal amount of this Note is paid in full at the rate per annum stated herein, which interest shall be due and payable upon the fifteenth day of each calendar month (for such interest accruing during the prior month or months) commencing with the first calendar month after the issuance hereof and upon the Stated Maturity (each a "Payment Date"). Interest is calculated on the basis of a 365-day year but is paid in 12 equal monthly installments, regardless of the number of days in each month.


         This Note is one of a duly authorized issue of Notes of the Company, designated as its Callable Asset- Backed Promissory Notes (herein called the "Notes"), all issued and to be issued under an Indenture (herein called the "Indenture"), between the Company and Sterling Trust Company (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes.


         The principal of and interest on this Note are payable in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Company with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note. Any installment of interest which is not paid when and as due shall bear interest, at the lesser of fifteen percent (15%) or the maximum amount allowed by law, from the date due to the date of payment thereof.

         Monthly payment of interest shall be made by check or electronic transfer, mailed or transferred to the person whose name appears as the Holder of this Note on the Note Register as of the first day of the month in which such Payment Date occurs (the "Record Date") without requiring that this Note be submitted for notation of payment. Checks returned undelivered will be held by the Company or its designee for payment to the person entitled thereto. Payment of the outstanding principal of and accrued interest on this Note at the Stated Maturity or of the Redemption Price (as hereinafter defined) payable on any Redemption Date (as hereinafter defined) as of which this Note or any portion hereof has been called for redemption shall be made upon presentation of this Note to the Paying Agent appointed by the Company for such purpose.

         The payment of principal and accrued interest on the Notes, when due, is secured by the Trust Estate, which consists of, among other things, a first priority, perfected security interest in specific motor vehicle retail installment contracts and the funds in the Master Collection Account, the Master Operating Account, and the Note Redemption Account (as such terms are defined in the Indenture).

         If an Event of Default shall occur and be continuing with respect to the Notes, the Notes, and all principal and unpaid accrued interest, may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Notes may be redeemed or partially redeemed any time during the term of the Notes on any Payment Date (the "Redemption Date"), at a redemption price of 100% of the principal amount being redeemed (the "Redemption Price"), together with accrued and unpaid interest on the unpaid principal amount thereof to the date fixed for redemption. Notice of such redemption shall be mailed by the Company not later than the twentieth day, and not earlier than the sixtieth day, before the date fixed for redemption to the Holders of the Notes so to be redeemed.

         If provision is made for the redemption and payment of this Note or any portion, this Note or such portion shall thereupon cease to bear interest from and after the Redemption Date. In the event of redemption of any Note in part only, a new Note or Notes for the unredeemed portion thereof shall be issued in the name of the registered holder thereof upon surrender thereof.


         If the Company, at its sole discretion, determines, during the term of this Note, that there will be insufficient assets to fully repay the Notes at Maturity because of sustained operating losses, excessive credit losses or repossessions, or because the Company is unable to purchase suitable Contracts throughout the term of the Notes for the business of the Company to be profitable, the Company may proceed with an orderly liquidation and early redemption of the Notes. In such an event, the Company shall give 30 days written notice to the Trustee of its intent to orderly liquidate the Company's assets. Commencing immediately after the written notice of orderly liquidation is delivered to the Trustee, all net collection proceeds from the Contracts following the deduction of Allowed Expenses will be required to be deposited in the Note Redemption Account for payment of the Notes. The Company will immediately begin to take action to cause the Contracts to be fully collected and/or sold for cash within a period of one year from the date of the orderly liquidation notice. The Paying Agent will continue to make monthly cash distributions to Noteholders until all assets of the Company have been distributed to the Noteholders. The Company is authorized to hold a minimum operating cash reserve of $300,000 during the period of the orderly liquidation. All remaining Company cash after payment of Allowed Expenses will be distributed to the Noteholders as a final distribution within 120 days after the completion of the orderly liquidation period. All cash distributions during the orderly liquidation will be distributed pro rata to each Noteholder based on the outstanding unpaid principal balance of each Note as of the date of the orderly liquidation notice. Any losses incurred will be similarly allocated pro rata to all outstanding Noteholders.


         The transfer of this Note may be registered on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency designated by the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company with the consent of the Holders of Notes representing more than 50% of the principal amount of all Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Note issued thereunder.

         The term "Company" as used in this Note includes any successor to the Company under the Indenture.

         The Notes are exchangeable for a like aggregate principal amount of a different authorized denomination, as requested by the Holder.

         This Note shall be construed in accordance with, and governed by, the laws of the State of Texas applicable to agreements made and to be performed therein.

         IN WITNESS WHEREOF, U.S. Automobile Acceptance SNP-IV, Inc. has caused this instrument to be duly executed.


Dated:
      ------------------------------       U.S. AUTOMOBILE ACCEPTANCE SNP-IV,
                                           INC., a Texas Corporation


                                           By:
                                              ---------------------------------
                                              Authorized Officer



Authenticated by:




-------------------------
Authorized Officer

                                    EXHIBIT C


                     U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.
         SUBSCRIPTION AGREEMENT - CALLABLE ASSET-BACKED PROMISSORY NOTES

The Investor named below, by payment of the purchase price for such Callable Asset-Backed Promissory Notes ("Notes"), by the delivery of a check payable to U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC. hereby subscribes for the Notes indicated below (minimum purchase of $5,000) with additional increments of $1,000. Purchasers of multiple classes of Notes shall be subject to the minimum purchase requirements of $2,000 for each class purchased. By such payment, the named Investor further acknowledges receipt of the Prospectus and any Supplement and the Subscription Agreement, the terms of which govern the investment in the Notes being subscribed for hereby.


A.    INVESTMENT:

             Class Amount
              Purchased                 Class           Maturity Date
             ------------               -----           -------------

          $________________              A-1          December 31, 2000
          $________________              A-2          December 31, 2001
          $________________              A-3          December 31, 2002
          $________________              A-4          December 31, 2003
          $________________              A-5          December 31, 2004
          $________________              A-6          December 31, 2005
          $________________              A-7          December 31, 2006
          $________________              A-8          December 31, 2007

TOTAL:    $________________

          Initial Purchase  [  ]   Additional Purchase  [  ]   Date of Investor's check  ____________________





B. REGISTRATION:

   Registered Owner:                          Co-Owner:
                    -------------------------          ------------------------
   Mailing Address:
                    -----------------------------------------------------------
   City, State & Zip:
                     ----------------------------------------------------------
   Residence Address (if different from above):
                                               --------------------------------

   Birth Date Owner:     /     /          Birth Date Co-Owner:     /     /
                    ----- ----- -----                         ----- ----- -----

   Social Security No. Owner:
                             ----------------------------------------
   Social Security No. Co-Owner:
                                -------------------------------------
   U.S. Citizen  [ ] Other  [ ]

   Corporate or Custodial Tax ID
                                 ------------------------------------
   Telephone #:     (H)  (          )
                          ---------- --------------------------------
                    (O)  (          )
                          ---------- --------------------------------
C. OWNERSHIP: [ ] Individual Ownership        [ ] IRA or Keogh
   [ ] Joint Tenants with Rights of Survivorship
   [ ] Trust/Date of Trust Established Pension/Trust  __ /__ /__ (S.E.P.)
   [ ] Tenants in Common       [ ] Tenants by the Entirety
   [ ] Corporate Ownership     [ ] Partnership      [ ] Other__________________

D. SIGNATURES: BY SIGNING BELOW, I/WE REPRESENT THAT I/WE MEET THE SUITABILITY STANDARDS SET FORTH IN THE PROSPECTUS UNDER "SUITABILITY STANDARDS" AND AM/ARE INVESTING NO MORE THAN 10% OF MY/OUR NET WORTH (AS DEFINED IN THE PROSPECTUS).


Signatures - Registered Owner:
                              -------------------------------------------------
             Co-Owner:
                      ---------------------------------------------------------

E. Print Names of Custodian or Trustee:
                                       ----------------------------------------

Authorized Signature
                    ----------------------------------------

Date:                Witness Signature
     ---------------                  ----------------------------------------

F. PAYMENT SHOULD BE SENT TO (IF DIFFERENT THAN REGISTERED OWNER):

Name:                                   c/o
     ---------------------------------     -----------------------------------

Address:                                       Account Number:
        ---------------------------------------               -----------------

City, State & Zip:                              Telephone Number:
                  ------------------------------                 --------------

G. BENEFICIAL OWNER(S): All reports and financial statements will normally be sent to the registered owner at the address in Section B. If reports and financial statements are to be sent to the Beneficial Owner of an IRA or Keogh, insert name of the Beneficial Owner.

Name of Beneficial Owner Only:                  Telephone Number:
                              ------------------                 --------------
Address:
        -----------------------------------------------------------------------

City, State & Zip:
                  -------------------------------------------------------------

H. BROKER-DEALER/REGISTERED REPRESENTATIVE DATA: ALL LINES MUST BE COMPLETED. ANY MISSING SIGNATURES MAY DELAY PROCESSING OF THIS ORDER.

Broker-Dealer NASD Firm Name:
                             --------------------------------------------------
Telephone Number:
                 --------------------

Main Office Address:
                   ------------------------------------------------------------

City, State & Zip:
                  -------------------------------------------------------------

Print or Type name of Broker-Dealer,
Principal or other Authorized Signator:
                                       ----------------------------------------

Authorized Signature:
                     ----------------------------------------------------------

Print or Type Name of Registered Representative:
                                                -------------------------------

Telephone Number:
                 ---------------------

Signature:
          ---------------------------------------------------------------------

Branch Office Address:
                      ---------------------------------------------------------
City, State & Zip
                 --------------------------------------------------------------








-------------------------------------------------------------------------------

     MAIL TO:       U.S. Automobile Acceptance SNP-IV, Inc.,
                          1120 N.W. 63rd, Suite G-108,
                             Oklahoma City, OK 73116
                   (405) 843-3135      FAX (405) 848-7777
===============================================================================


        ALL CHECKS FROM INVESTORS MUST BE TRANSMITTED TO THE ESCROW AGENT
               BY NOON OF THE NEXT BUSINESS DAY FOLLOWING RECEIPT

                         No dealer, salesman or any other person
                         has been authorized to give any
                         information or to make any representations in connection with the Offering described herein, other than those contained in this Prospectus. If given or made, such other information or representations must not be relied upon as having been authorized by the Company or by any Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

                               TABLE OF CONTENTS

                                                                Page
                                                                ----
                 Summary                                           4
                 Risk Factors                                      8
                 Capitalization                                   12
                 Use of Proceeds                                  12
                 Plan of Distribution                             13
                 Description of the Notes                         13
                 Security for the Notes                           16
                 Allowed Expenses and Flow of Contract
                    Proceeds                                      18
                 The Company                                      19
                 Purchase and Collection of Contracts             20
                 Security Ownership of Certain
                     Beneficial Owners and Management             22
                 Management                                       22
                 Management's Discussion and Analysis
                     of Financial Condition                       25
                 Indenture of Trust Provisions                    26
                 Certain Legal Aspects of the Contracts           29
                 Federal Income Tax Consequences                  32
                 Index of Defined Terms                           33
                 Experts                                          35
                 Legal Matters                                    35
                 Financial Statements                             36
                 Exhibits
                         Form of Callable Asset-Backed
                               Promissory Note                   A-1
                         Indenture of Trust                      B-1
                         Subscription Agreement                  C-1

                         Until termination of this Offering, all
                         dealers effecting transactions in the
                         registered securities, whether or not
                         participating in this distribution, are
                         required to deliver a prospectus.





                                  $40,000,000



                             CALLABLE ASSET-BACKED

                                PROMISSORY NOTES





                                      U.S.

                                   AUTOMOBILE

                                   ACCEPTANCE

                                    SNP-IV,

                                      INC.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          All expenses, including all allocated general administrative and overhead expenses, related to the offering or the organization of the Company will be borne by U.S. Automobile Acceptance Corporation ("USAAC"), an affiliate of the Company. The Company will reimburse USAAC for all or a part of such expenses through a payment by the Company to USAAC of a fee of 5% of the gross proceeds from any sales of the Notes.

          The following table sets forth a reasonable itemized statement of all anticipated out-of-pocket and overhead expenses (subject to future contingencies) to be incurred in connection with the distribution of the securities being registered, reflecting the minimum and maximum subscription amounts.

                                                    Minimum               Maximum
                                                    -------               -------
         SEC Registration Fee                        $ 11,800             $   11,800
         Printing and Engraving Expenses                5,000                 90,000
         Legal Fees and Expenses                       35,000                 80,000
         Trustee Fees                                  15,000                 35,000
         Escrow Fees                                   10,000                 15,000
         Marketing and Due Diligence Expenses           3,000                600,000
         Accounting Fees and Expenses                  10,000                 30,000
         Blue Sky Fees and Expenses                    10,000                 75,000
         Miscellaneous                                  4,200                 63,200
                                                     --------             ----------
                  TOTAL                              $104,000             $1,000,000

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Articles of Incorporation of the Company ("Articles") provide for indemnification of Directors in accordance with the Texas Business Corporation Act. Article Six of the Articles provides as follows:

                  A director of the Corporation is not liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article Six does not eliminate or limit the liability of a director for:

                  (a) a breach of a director's duty of loyalty to the Corporation or its shareholders;

                  (b) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

                  (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

                  (d) an act or omission for which the liability of a director is expressly provided for by statute; or

                  (e) an act related to an unlawful stock repurchase or payment of a dividend.

         The Broker-Dealer Selling Agreement also provides for indemnification of the Company, and its officers, directors and employees against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

         In 1998, the Company issued 1,000 shares of Common Stock to Michael R. Marshall, an individual and resident of Oklahoma, for cash in the amount of $500,000, to commence business.

         The issuance of these shares was exempt from registration under Section 4(2) of the Securities Act of 1933 as a transaction not involving a public offering. No commissions were paid in connection with this transaction.

ITEM 16. EXHIBITS

         The following Exhibits are filed as part of the Registration Statement:

EXHIBIT NO.                                 IDENTIFICATION OF EXHIBIT
-----------                                 -------------------------
3.1      -        Articles of Incorporation
3.2      -        By-Laws
4.1*     -        The Indenture is Exhibit B to the Prospectus.
4.2*     -        The Form of Callable Asset-Backed Promissory Note is Exhibit A to the Prospectus.
5.1*     -        Opinion of Amy Waters, Attorney at Law, regarding validity of Notes
8.1*     -        Opinion of Tyson Hopkins, CPA, regarding tax matters
10.1*    -        Form of Security Agreement among U.S. Automobile Acceptance SNP-IV, Inc., the Noteholder,
                  and Sterling Trust Company, as Trustee
10.2*    -        Form of Custodian Agreement among U.S. Automobile Acceptance SNP-IV, Inc., Sterling Trust
                  Company, as Trustee, and U.S. Automobile Acceptance Corporation
10.3     -        Form of Servicing Agreement between U.S. Automobile Acceptance SNP-IV, Inc. and U.S.
                  Automobile Acceptance Corporation
10.4*    -        Form of Subscription Escrow Agreement
10.5*    -        Form of Broker-Dealer Selling Agreement
10.6*    -        Form of Subscription Agreement is Exhibit C to the Prospectus.
10.7*    -        Form of Continuing Purchase and Sale Agreement
23.1*    -        Consent of Amy Waters, Attorney at Law (included in her opinion as Exhibit 5.1)
23.2*    -        Consent of Tyson Hopkins, CPA


----------------------------------
*Filed with this amendment

ITEM 17.  UNDERTAKINGS

          The Registrant hereby undertakes to:

    (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

          (iii) Include any additional or changed material information of the plan of distribution.

    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (4) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-1 and authorizes this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waxahachie, State of Texas, on the 30th day of October, 1998.


                                       U.S. AUTOMOBILE ACCEPTANCE SNP-IV, INC.



                                       By:           /s/ Michael R. Marshall
                                                 ------------------------------
                                                 Michael R. Marshall, President


                    ----------------------------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacity and on the date indicated:


SIGNATURE                               TITLE                             DATE
---------                               -----                             ----


 /s/  Michael R. Marshall      President; Secretary;                October 30, 1998
-------------------------        Treasurer; Sole Director;
Michael R. Marshall              Chief Financial and Accounting
                                 Officer


                                INDEX TO EXHIBITS



EXHIBIT NO.                         IDENTIFICATION OF EXHIBIT
-----------                         -------------------------

3.1      -        Articles of Incorporation

3.2      -        By-Laws

4.1*     -        The Indenture is Exhibit B to the Prospectus.

4.2*     -        The Form of Callable Asset-Backed Promissory Note is Exhibit A to the Prospectus.

5.1*     -        Opinion of Amy Waters, Attorney at Law, regarding validity of Notes

8.1*     -        Opinion of Tyson Hopkins, CPA, regarding tax matters

10.1*    -        Form of Security Agreement among U.S. Automobile Acceptance SNP-IV, Inc., the
                  Noteholder, and Chase Bank of Texas, as Trustee

10.2*    -        Form of Custodian Agreement among U.S. Automobile Acceptance SNP-IV, Inc.,
                  Chase Bank of Texas, as Trustee, and U.S. Automobile Acceptance Corporation

10.3     -        Form of Servicing Agreement between U.S. Automobile Acceptance SNP-IV, Inc.
                  and U.S. Automobile Acceptance Corporation

10.4*    -        Form of Subscription Escrow Agreement

10.5*    -        Form of Broker-Dealer Selling Agreement

10.6*    -        Form of Subscription Agreement is Exhibit C to the Prospectus.

10.7*    -        Form of Continuing Purchase and Sale Agreement

23.1*    -        Consent of Amy Waters, Attorney at Law (included in her opinion as Exhibit 5.1)

23.2*    -        Consent of Tyson Hopkins, CPA


----------------------------------
* Filed with this amendment